                                                                    EXHIBIT 10.5

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                          REPLACEMENT CREDIT AGREEMENT

                                  by and among

                             PIONEER RESOURCES, LLC
                                   as Borrower

                                       and

                            FIRST UNION NATIONAL BANK

                    Individually and as Administrative Agent
                           and Letter of Credit Issuer

                                       and

                               ABN AMRO BANK N.V.

                      Individually and as Syndication Agent

                                       and

                                NATIONSBANK, N.A.

                     Individually and as Documentation Agent

                                       and

                                    the other



                                     Lenders

                       which are or become parties hereto

                           Dated as of October 9, 1998

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


                                TABLE OF CONTENTS

SECTION 1.              THE CREDIT FACILITIES..................................................................1

       Section 1.1.     The Revolving Credit...................................................................1
       Section 1.2.     The Term Credit........................................................................4
       Section 1.3.     Manner of Borrowing....................................................................5
                  (a)   Generally..............................................................................5
                  (b)   Administrative Agent Reliance on Lender Funding........................................5
                  (c)   Requests...............................................................................6

SECTION 1.4.            BORROWING PRO RATA.....................................................................6


SECTION 2.              INTEREST...............................................................................6

       Section 2.1.     Options................................................................................6
       Section 2.2.     Base Rate Portion......................................................................6
       Section 2.3.     LIBOR Portions.........................................................................6
       Section 2.4.     Computation............................................................................7
       Section 2.5.     Minimum Amounts........................................................................7
       Section 2.6.     Manner of Rate Selection...............................................................7

SECTION 3.              THE NOTES, FEES, PREPAYMENTS, TERMINATIONS AND APPLICATION OF PAYMENTS.................8

       Section 3.1.     Commitment Fee.........................................................................8
       Section 3.2.     Administrative Agent's Fees............................................................8
       Section 3.3.     Letter of Credit Fees..................................................................8
       Section 3.4.     Prepayments............................................................................8
       Section 3.5.     Commitment Terminations...............................................................11
       Section 3.6.     Place and Application of Payments.....................................................12
       Section 3.7.     Notations and Requests................................................................13
       Section 3.8.     Capital Adequacy......................................................................14

SECTION 4.              THE COLLATERAL AND COMPUTATION OF VALUE OF MERCHANTABLE TIMBER........................14

       Section 4.1.     The Collateral........................................................................14
       Section 4.2.     Determination of Value of Merchantable Timber.........................................15

SECTION 5.              DEFINITIONS...........................................................................18

       Section 5.1.     Certain Definitions...................................................................18
       Section 5.2.     Accounting Terms......................................................................31

SECTION 6.              REPRESENTATIONS AND WARRANTIES........................................................31

       Section 6.1.     Organization and Qualification........................................................31


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
       Section 6.2.     Financial Reports......................................................................31
       Section 6.3.     Litigation; Tax Returns; Approvals.....................................................32
       Section 6.4.     Regulation U...........................................................................32
       Section 6.5.     No Default.............................................................................32
       Section 6.6.     ERISA..................................................................................32
       Section 6.7.     Enforceability.........................................................................33
       Section 6.8.     Restrictive Agreements.................................................................33
       Section 6.9.     No Default Under Other Agreements......................................................33
       Section 6.10.    Status Under Certain Laws..............................................................33
       Section 6.11.    Full Disclosure........................................................................33
       Section 6.12.    Compliance with Law....................................................................34
       Section 6.13.    Solvency, etc..........................................................................34
       Section 6.14.    Concerning the Timberland..............................................................34
       Section 6.15.    The Frontier Stumpage Contract.........................................................35
       Section 6.16.    Concerning the Acquisition Agreement and the Management Agreement......................35
       Section 6.17.    Year 2000 Compliance...................................................................35

SECTION 7.              CONDITIONS PRECEDENT...................................................................35

       Section 7.1.     Initial Credit Utilization.............................................................35
       Section 7.2.     Each Credit Obligation.................................................................39

SECTION 8.              COVENANTS..............................................................................40

       Section 8.1.     Maintenance of Property................................................................40
       Section 8.2.     Taxes..................................................................................40
       Section 8.3.     Maintenance of Insurance...............................................................40
       Section 8.4.     Financial Reports......................................................................40
       Section 8.5.     Inspection.............................................................................42
       Section 8.6.     Consolidation and Merger...............................................................42
       Section 8.7.     Transactions with Affiliates...........................................................42
       Section 8.8.     Capital Expenditures and Acquisitions..................................................42
       Section 8.9.     Restricted Payments....................................................................43
       Section 8.10.    Liens..................................................................................43
       Section 8.11.    Borrowings and Guaranties..............................................................44
       Section 8.12.    Investments, Loans, Advances and Acquisitions..........................................45
       Section 8.13.    Sale of Property.......................................................................46
       Section 8.14.    ERISA..................................................................................47
       Section 8.15.    Compliance with Laws, etc..............................................................47
       Section 8.16.    Sale and Leaseback Transactions........................................................48
       Section 8.17.    Fiscal Year............................................................................48
       Section 8.18.    Maintenance of Existence...............................................................48
       Section 8.19.    Leverage Ratio.........................................................................48
       Section 8.20.    Interest Coverage Ratio................................................................48
       Section 8.21.    Fixed Charge Coverage Ratio............................................................49
       Section 8.22.    Interest Rate Protection...............................................................49


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
       Section 8.23.    Timber Coverage Ratio..................................................................49
       Section 8.24.    Change in the Nature of Business.......................................................49
       Section 8.25.    General Timber Management Obligations..................................................50
       Section 8.26.    The Frontier Stumpage Contract and Other Stumpage Rights...............................51
       Section 8.27.    Future Subsidiaries....................................................................51
       Section 8.28.    The Management Agreement and the Acquisition Agreement.................................51
       Section 8.29.    Year 2000 Assessment...................................................................51

SECTION 9.              EVENTS OF DEFAULT AND REMEDIES.........................................................52

       Section 9.1.     Events of Default......................................................................52
       Section 9.2.     Remedies for Non-Bankruptcy Defaults...................................................53
       Section 9.3.     Remedies for Bankruptcy Defaults.......................................................54
       Section 9.4.     Collateral for Undrawn Letters of Credit...............................................54

SECTION 10.             CHANGE IN CIRCUMSTANCES REGARDING LIBOR PORTIONS.......................................54

       Section 10.1.    Change of Law..........................................................................54
       Section 10.2.    Unavailability of Deposits or Inability to Ascertain the Adjusted LIBOR
                            Rate...............................................................................54
       Section 10.3.    Taxes and Increased Costs..............................................................55
       Section 10.4.    Funding Indemnity......................................................................56
       Section 10.5.    Lending Branch.........................................................................56
       Section 10.6.    Discretion of Lenders as to Manner of Funding..........................................57
       Section 10.7.    Lender Replacement.....................................................................57

SECTION 11.             THE GUARANTEES.........................................................................58

       Section 11.1.    The Guarantees.........................................................................58
       Section 11.2.    Guarantee Unconditional................................................................58
       Section 11.3.    Discharge Only Upon Payment in Full; Reinstatement in Certain
                            Circumstances......................................................................59
       Section 11.4.    Subrogation............................................................................59
       Section 11.5.    Waivers................................................................................59
       Section 11.6.    Stay of Acceleration...................................................................60

SECTION 12.             THE AGENTS.............................................................................60

       Section 12.1.    Appointment and Authorization..........................................................60
       Section 12.2.    Rights as a Lender.....................................................................60
       Section 12.3.    Standard of Care.......................................................................61
       Section 12.4.    Costs and Expenses.....................................................................62
       Section 12.5.    Indemnity..............................................................................62


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
SECTION 13.             MISCELLANEOUS..........................................................................62

       Section 13.1.    Holidays...............................................................................62
       Section 13.2.    No Waiver, Cumulative Remedies.........................................................62
       Section 13.3.    Waivers, Modifications and Amendments..................................................62
       Section 13.4.    Costs and Expenses.....................................................................63
       Section 13.5.    Stamp Taxes............................................................................63
       Section 13.6.    Survival of Representations............................................................64
       Section 13.7.    Construction...........................................................................64
       Section 13.8.    Accounting Principles..................................................................64
       Section 13.9.    Headings...............................................................................64
       Section 13.10.   Severability of Provisions.............................................................64
       Section 13.11.   Counterparts...........................................................................64
       Section 13.12.   Binding Nature, Governing Law, Etc.....................................................64
       Section 13.13.   Notices................................................................................64
       Section 13.14.   Participants...........................................................................65
       Section 13.15.   Concerning the Guarantors..............................................................65
       Section 13.16.   Assignment Agreements..................................................................65
       Section 13.17.   Submission and Waiver of Jury Trial....................................................66
       Section 13.18.   Entire Agreement.......................................................................66
       Section 13.19.   Withholding Taxes......................................................................66
       Section 13.20.   Set-off Sharing........................................................................68

Signature Page...................................................................................................69



OMITTED EXHIBITS:
----------------
EXHIBIT A - Revolving Credit Note
EXHIBIT B - Term Credit Note
EXHIBIT C - Compliance Certificate
EXHIBIT D - The Transferred Assets
EXHIBIT E - The Transferred Liabilities
EXHIBIT F - Assignment Agreement
EXHIBIT G - Borrowing Certificate
SCHEDULE 6.2 - Contingent Liabilities
SCHEDULE 6.3 - Disclosed Claims; Existing Litigation; Tax Returns; Approvals
SCHEDULE 8.7 - Transactions with Affiliates
SCHEDULE 8.10 - Permitted Liens
SCHEDULE 8.11 - Permitted Debt
SCHEDULE 8.12 - Certain Permitted Investments, Loans and Advances




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                             PIONEER RESOURCES, LLC

                          REPLACEMENT CREDIT AGREEMENT



To:      The Agents

and the other Lenders from time to time party hereto

Gentlemen:

         The undersigned, Pioneer Resources, LLC, an Oregon limited liability company (the "Borrower"), applies to you for your several commitments, subject to all of the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make credit available to the Borrower, all as more fully hereinafter set forth.

SECTION 1.           THE CREDIT FACILITIES

         Section 1.1.     The Revolving Credit.

                  (a) General Terms. Subject to all of the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to extend a Revolving Credit to the Borrower in the amount of its Revolving Credit Commitment which may be availed of by the Borrower in its discretion from time to time, be repaid and used again, during the period from the date hereof to and including the Termination Date. The Revolving Credit, subject to all of the terms and conditions hereof, may be utilized by the Borrower in the form of Revolving Credit Loans and Letters of Credit, all as more fully hereinafter set forth; provided, however, that the aggregate amount of the Credit Utilizations under the Revolving Credit shall at no time exceed the Revolving Credit Commitments as then in effect; provided further, however, that the aggregate amount outstanding at any time of L/C Obligations shall be further limited to $35,000,000.

                  (b) Revolving Credit Loans. Subject to all of the terms and conditions hereof, the Revolving Credit may be availed of in the form of loans ("Revolving Credit Loans"). Each Borrowing of Revolving Credit Loans shall be made ratably from the Lenders in accordance with their Revolving Credit Commitments and shall be in a minimum amount of $500,000. All Revolving Credit Loans made by a Lender to the Borrower shall be evidenced by a single Revolving Credit Note of the Borrower (individually a "Revolving Credit Note" and collectively the "Revolving Credit Notes") payable to the order of such Lender, each Revolving Credit Note to be in the form (with appropriate insertions) attached hereto as Exhibit A and to mature on the Termination Date. Without regard to the face principal amount of each Lender's Revolving Credit Note, the actual principal amount at any time outstanding and owing by the Borrower on account thereof shall be the sum of all Revolving Credit Loans then or theretofore made thereon by such Lender to the Borrower less all payments actually received thereon.


                  (c)      Letters of Credit.

                           (i) General Terms. Subject to the terms, conditions and limitations hereof (including those set forth in Section 1.1 hereof), as part of the Revolving Credit, the Issuer shall issue Letters of Credit (each a "Letter of Credit") at the request of the Borrower. Each Letter of Credit shall be issued by the Issuer, but each Lender shall be obligated to reimburse the Issuer for its pro rata share of the amount of each drawing thereunder and, accordingly, the undrawn face amount of each Letter of Credit shall constitute a pro rata usage of the Revolving Credit Commitments. Each Letter of Credit shall conform to the Issuer's policies as to form and shall be a Letter of Credit which the Issuer may lawfully issue.

                           (ii) Applications. At any time more than 30 days in advance of the scheduled Termination Date, the Issuer shall, subject to all of the terms and conditions hereof, at the request of the Borrower, issue one or more Letters of Credit for the account of the Borrower, in a form satisfactory to the Issuer, in an aggregate face amount up to that set forth above, upon the receipt of an application for the relevant Letter of Credit in the form customarily prescribed by the Issuer for the type of Letter of Credit in question, duly executed by the Borrower (each an "Application"). Each Letter of Credit issued hereunder shall (a) be payable in U.S. dollars and (b) expire not later than one year from issuance (or be terminable at the option of the Issuer within one year of issuance) but in any event not beyond the scheduled Termination Date. Notwithstanding anything contained in any Application to the contrary, (i) the Borrower's obligation to pay fees in connection with each Letter of Credit shall be as set forth in Section 3.3 hereof, (ii) prior to the existence of an Event of Default, the Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit, or any other form of collateral security for the Borrower's obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, and
                  (iii) if the Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay upon demand) from and after the date such drawing is paid at a rate per annum equal at all times to the interest rate applicable to the Base Rate Portions when overdue, as such rate is from time to time in effect. If the Issuer issues any Letters of Credit with an expiration date that is automatically extended unless the Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Issuer will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Revolving Credit

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

                  Commitments have been terminated, or (iii) an Event of Default exists and in any such instance the Required Lenders have given the Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. Without limiting the generality of the foregoing, the Issuer's obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the conditions of Section 7, the other terms of this Section 1.1 and the other provisions of this Agreement and the Issuer will not issue, amend or extend the expiration date of any Letter of Credit if any Lender notifies the Issuer of any failure to satisfy or otherwise comply with such conditions, terms and other provisions and directs the Issuer not to take such action.

                           (iii)    The Reimbursement Obligation. Subject to
                  Section 1.1(c)(ii) hereof, the obligation of the Borrower to reimburse the Issuer for all drawings under a Letter of Credit issued for the Borrower's account (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement of each drawing shall be made in immediately available funds at the designated office of the Issuer by not later than 1:00 p.m. (local time at the issuing office of the Issuer) on the date when such drawing is paid if the Borrower has been notified on or before noon Charlotte time that the Issuer has or will be paying such draft; otherwise on the next Business Day. If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.1(c)(iv) below, then all payments thereafter received by the Issuer in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.1(c)(iv) below.

                           (iv) The Participating Interests. Each Lender, by its acceptance hereof, severally agrees to purchase from the Issuer, and the Issuer hereby agrees to sell to each such Lender (a "Participating Lender"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its pro rata share of the Revolving Credit Commitments, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Issuer. Upon any failure by the Borrower to pay any Reimbursement Obligation in respect of a Letter of Credit issued for the Borrower's account at the time required on the date the related drawing is paid, as set forth in Section 1.1(c)(iii) above, or if the Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate from the Issuer to such effect, if such certificate is received before 1:00 p.m. (local time at the officer of the Issuer), or not later than the following Business Day, if such certificate is received after such time, pay to the Issuer an amount equal to its pro rata share of such unpaid Reimbursement Obligation or returned amount together with interest on such amount accrued from the date the related payment was made by the Issuer to the date of such payment by such Participating Lender at a rate per annum equal to




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

                  (i) from the date the related payment was made by the Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Fed Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Fed Funds Rate for each such day plus the Applicable Margin for LIBOR Portions in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its pro rata share of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Issuer retaining its pro rata share as a Lender hereunder.

                  The several obligations of the Participating Lenders to the Issuer under this Section 1.1(c)(iv) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, to the extent the Borrower is relieved from its obligation to reimburse the Issuer for a drawing under a Letter of Credit because of the Issuer's gross negligence or willful misconduct in determining that documents received under the Letter of Credit comply with the terms thereof) and shall not be subject to any setoff, counterclaim or defense to payment which any Participating Lender may have or have had against any one or more of the Borrower, the Issuer, the Administrative Agent, any other Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Potential Default or Event of Default or by any reduction or termination of the Revolving Credit Commitment of any Lender, and each payment by a Participating Lender under this Section 1.1(c)(iv) shall be made without any offset, abatement, withholding or reduction whatsoever. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender hereunder (whether as fundings of participations, indemnities or otherwise).

                           (v) Indemnification. Each of the Participating Lenders shall, to the extent of their respective pro rata shares, indemnify the Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Issuer's gross negligence or willful misconduct) that the Issuer may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Lenders under this Section 1.1(c)(v) and all other parts of this Section 1.1(c) shall survive termination of this Agreement and of all other L/C Documents.

         Section 1.2. The Term Credit. Subject to all of the terms and conditions hereof, each Lender agrees to make a term loan to the Borrower (individually a "Term Loan" and collectively the "Term Loans") in the amount set forth opposite its signature hereto under the heading "Term Credit Commitment" or on an Assignment Agreement to which it is party (its "Term Credit Commitment" and collectively the "Term Credit Commitments"). There shall be a single Borrowing of the Term Loans and the obligations of the Lenders to make the Term Loans shall expire on October 9, 1998 unless sooner terminated as herein provided. The obligations of the Lenders hereunder are several and not joint and no Lender shall under any circumstances be obligated to make a Term Loan in excess of its Term Credit Commitment. The Term Loan made by each Lender shall be evidenced by a Term Credit Note (individually a "Term Credit Note" and collectively the "Term Credit Notes") in the form (with appropriate insertions) annexed hereto as Exhibit B. Unless required to be sooner paid, the Borrower promises to pay the Term Loans in sixteen quarterly installments commencing on December 31, 1999 and continuing on the last day of each calendar quarter thereafter to and including September 30, 2003. The first four of such installments shall each aggregate $2,500,000 as to all Term Credit Notes, the next four of such installments shall each aggregate $6,250,000 as to all Term Credit Notes, the next four of such installments shall each aggregate $8,750,000 as to all Term Credit Notes, the next three such installments shall each aggregate $10,000,000 as to all Term Credit Notes and the last and final installment shall aggregate $100,000,000 or such other amount as shall be necessary to pay the Term Credit Notes in full. The Lenders shall each be entitled to a pro rata share of each such payment of principal in accord with the amounts of their Term Loans. Amounts prepaid on the Term Loans may not be reborrowed.

         Section 1.3. Manner of Borrowing. (a) Generally. The Borrower shall give the Administrative Agent notice (which may be written or oral, but if oral, promptly confirmed in writing) by 1:00 p.m. (Charlotte Time) on any Business Day of each request for a Borrowing, in each case specifying the amount of such Borrowing and the date such Borrowing is to be made, which shall be not less than one Business Day hence. The Administrative Agent shall promptly notify each Lender of its receipt of each such notice. Not later than 2:00 p.m. (Charlotte
Time) on the date specified for any Borrowing, each Lender shall make the proceeds of its Loan comprising part of such Borrowing available in immediately available funds to the Administrative Agent in Charlotte, North Carolina which shall in turn make such proceeds available to the Borrower.

         (b) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender before the time when such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to such Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to Lender and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to the Fed Funds Rate. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan.

         (c) Requests. All requests for Borrowings and selection of interest rates to be applicable thereto may be written or by facsimile transmission. The Borrower agrees that the Administrative Agent may rely on any such notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation (the Borrower hereby indemnifying the Administrative Agent and Lenders from any liability or loss ensuing from such reliance).

         Section 1.4. Borrowing Pro Rata. Each Borrowing under the Commitments shall be made pro rata from the Lenders in accordance with the respective amounts of the Commitments under which such Borrowing is being effected and no Lender shall under any circumstances be obligated to extend credit hereunder in excess of the amount of its Commitments, the obligations of the Lenders under this Agreement to be several and not joint.

SECTION 2.           INTEREST.

         Section 2.1. Options. Subject to all of the terms and conditions of this Section 2, portions of the principal indebtedness evidenced by each Class of Notes (all of the indebtedness evidenced by each Class of Notes bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") may, at the option of the Borrower, bear interest with reference to the Base Rate (a "Base Rate Portion") or with reference to the Adjusted LIBOR Rate ("LIBOR Portions"), and Portions may be converted from time to time from one basis to the other. All of the indebtedness evidenced by each Class of Notes which is not part of LIBOR Portion shall constitute a single Base Rate Portion. All of the indebtedness evidenced by each Class of Notes which bears interest with reference to a particular Adjusted LIBOR Rate for a particular Interest Period shall constitute a single LIBOR Portion. The Borrower promises to pay interest on each Portion at the rates and times specified in this Section 2.

         Section 2.2. Base Rate Portion. Each Base Rate Portion shall bear interest (which the Borrower promises to pay at the times herein provided), at the rate per annum determined by adding the Applicable Margin to the Base Rate as in effect from time to time, provided that if a Base Rate Portion is not paid when due (whether by lapse of time, acceleration or otherwise), such Portion shall bear interest (which the Borrower promises to pay at the times hereinafter provided), whether before or after judgment, for the period from the date such Portion became due and until payment in full thereof, at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto from time to time. Interest on the Base Rate Portions shall be payable on the last day of each March, June, September and December in each year and at maturity of the Notes and interest after maturity shall be due and payable upon demand.

         Section 2.3. LIBOR Portions. Each LIBOR Portion shall bear interest (which the Borrower promises to pay at the times herein provided) for each Interest Period selected therefor at a rate per annum equal to the Adjusted LIBOR Rate for such Interest Period plus the Applicable Margin, provided that if any LIBOR Portion is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest (which the

Borrower promises to pay at the times hereinafter provided) whether before or after judgment, for the period from the date such Portion became due and until payment in full thereof, through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the interest rate otherwise applicable thereto, and effective at the end of such Interest Period such LIBOR Portion shall automatically be converted into and added to the applicable Base Rate Portion and shall thereafter bear interest at the interest rate applicable to such Base Rate Portion after default. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto and, if an Interest Period is longer than three months, then at the end of each three month period and at the end of such Interest Period, and interest after maturity shall be due and payable upon demand. The Borrower shall notify the Administrative Agent on or before 1:00 p.m. (Charlotte time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Borrower shall notify the Administrative Agent of the new Interest Period selected therefor, and in the event the Borrower shall fail to so notify the Administrative Agent, such LIBOR Portion shall automatically be converted into and added to the applicable Base Rate Portion as of and on the last day of such Interest Period. The Administrative Agent shall promptly notify each Lender of each notice received from the Borrower pursuant to the foregoing provisions. Anything contained herein to the contrary notwithstanding, the obligation of the Lenders to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Potential Default or Event of Default shall have occurred and be continuing. There shall be not more than six LIBOR Portions extant at any one time.

         Section 2.4. Computation. Interest on the Notes and all fees, charges and commissions due hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

         Section 2.5. Minimum Amounts. Each LIBOR Portion shall be in a minimum amount of $3,000,000 and thereafter in integral multiples of $100,000.

         Section 2.6. Manner of Rate Selection. The Borrower shall notify the Administrative Agent by 1:00 p.m. (Charlotte time) at least three Business Days prior to the date upon which it requests that any LIBOR Portion be created or that any part of the Base Rate Portion be converted into a LIBOR Portion (such notice to specify in each instance the amount thereof and the Interest Period selected therefor) and the Administrative Agent shall promptly advise each Lender of each such notice. If any request is made to convert a LIBOR Portion into the applicable Base Rate Portion, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance or conversion of Portions under this Agreement shall be irrevocable. Such requests may be written or by facsimile transmission or telecopy and the Administrative Agent is hereby authorized to honor requests for creations, continuances and conversions received by it from any person purporting to be a person authorized to act on behalf of the Borrower hereunder, the Borrower hereby indemnifying the Administrative Agent and the Lenders from any liability or loss ensuing from so acting.

SECTION 3.        THE NOTES, FEES, PREPAYMENTS, TERMINATIONS AND APPLICATION OF
                  PAYMENTS.

         Section 3.1. Commitment Fee. For the period from the date hereof to and including the Termination Date, the Borrower shall pay to the Administrative Agent for the ratable account of the Lenders with Revolving Credit Commitments a commitment fee at the rate per annum equal to the Applicable Margin for commitment fees as from time to time in effect on the average daily unused amount of the Revolving Credit Commitments. Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the fees for the period from the date of the last payment made pursuant to this Section 3.1 through the effective date of such termination in whole shall be paid on the date of such earlier termination in whole.

         Section 3.2. Administrative Agent's Fees. The Borrower shall pay to and for the sole account of the Administrative Agent such fees as the Borrower and the Administrative Agent may agree upon in writing from time to time. Such fees shall be in addition to any fees and charges the Administrative Agent may be entitled to receive under the other Loan Documents.

         Section 3.3. Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accord with the respective amounts of their Revolving Credit Commitments, a Letter of Credit fee computed at the Applicable Margin for LIBOR Portions on the maximum amount of the Letters of Credit from time to time outstanding and undrawn, such fee to be paid quarterly in arrears on the last day of each December, March, June and September in each year to and including, and on, the Termination Date. In addition, on the date of issuance of each Letter of Credit the Borrower shall pay the Issuer for its own account a fee computed at the rate of 1/8 of 1% per annum on the face amount of such Letter of Credit for the period from the date of issuance to the scheduled expiry date thereof (or if such scheduled expiry date is longer than a year, then for such first year, with the fee for each full year or portion thereof thereafter to be paid on the annual anniversary dates of such Letter of Credit), such fee to be retained by the Issuer for its own account. In addition, the Borrower shall pay to the Issuer such issuing, processing, drawing, amendment and other fees and charges as the Issuer customarily imposes in connection with the issuance of letters of credit of the type in question, the payment of drafts thereunder or amendments thereto.

         Section 3.4. Prepayments. (a) Optional Prepayments. The Borrower shall have the privilege of prepaying without premium or penalty and in whole or in part (but if in part, then in a minimum amount of $500,000) any Borrowing at any time upon prior facsimile transmission or telephonic notice from the Borrower to the Administrative Agent on or before 1:00 p.m. (Charlotte time) on the Business Day of such prepayment. Any amount prepaid under the Revolving Credit Commitments may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

         (b)      Mandatory Prepayments.

                  (i) Commitment Reductions. If the outstanding amount of Credit Utilizations under the Revolving Credit Commitments shall at any time exceed the amount of the Revolving Credit Commitments as the same may from time to time be reduced pursuant hereto, the Borrower shall promptly prepay the Revolving Credit Loans by the amount of such excess, provided if and when the Revolving Credit Loans are paid in full there are L/C Obligations outstanding, the amount of the prepayment (but not more than the L/C Obligations) shall instead be paid to the Administrative Agent to be held as collateral security for the L/C Obligations.

                  (ii) Asset Sale Proceeds. An amount equal to any and all net cash proceeds (i.e., gross proceeds net of out-of-pocket expenses and property, transfer and similar taxes (i.e., taxes other than those measured by income, gross receipts or capital gains)) incurred by the Borrower in effecting the sale or other disposition) received by the Borrower and its Subsidiaries from the sale or disposition (whether voluntary or involuntary) of fixed or capital assets (in any event including the proceeds of sales of Timberland and other land but not including ordinary course of business sales of stumpage and cutting rights where payment is to be made primarily over time as Timber is harvested by the purchaser of such rights or other sales of such rights if made in the ordinary course of business if (i) the aggregate amount of advance payments received or to be received by the Borrower (i.e., payments other than payments made as and for Timber actually taken by the purchaser and within 30 days of the taking thereof) under each such contract or series of related contracts does not exceed $15,000,000, (ii) each such contract shall provide for the severance and taking of the Timber in question within not more than two years of the date the contract in question becomes effective and (iii) the Administrative Agent shall be notified of each such contract and the Administrative Agent shall reduce the Value of Merchantable Timber by removing therefrom the amount of such value which the Administrative Agent believes is represented by the amount of advance payments made or due thereon (based on the percentage such advance payment represents of the total appraised value of the Timber subject to such contract), such reduction to be made effective as and when such payments are received) shall be paid over promptly (but in any event within two Business Days of receipt) to the Administrative Agent for application as set forth in clause (vi) of this Section 3.4(b); provided, however, that (i) the foregoing provisions shall be inapplicable to funds received by the Administrative Agent under the Collateral Documents if and so long as, pursuant to the terms of the Collateral Documents, the same are to be held by the Administrative Agent and disbursed for (or to reimburse the Borrower and its Subsidiaries for the cost of) the restoration, repair or replacement of the property in respect of which such proceeds were received, (ii) no prepayment shall be required with respect to net proceeds received from the ordinary course of business sale or other disposition of personal property which is worn out, obsolete or, in the good faith judgment of the Borrower and its Subsidiaries no longer necessary to the efficient conduct of their business as then conducted and (iii) no prepayment shall be required out of $5,000,000 of net proceeds received by the Borrower and its Subsidiaries in any calendar year which are not otherwise excepted from prepayment hereunder but if the net proceeds from a single transaction or series of substantially concurrent transactions exceeds $2,500,000, then such proceeds shall be remitted to the

Administrative Agent for application hereunder. Nothing herein contained shall in any manner impair or otherwise affect the prohibitions against the sale or other disposition of Collateral or other assets contained herein.

                  (iii) Excess Cash Flow. On the 31st day of March of each year (commencing March 31, 1999) the Borrower shall pay over to the Administrative Agent for application as set forth in clause (vi) of this Section 3.4(b) an amount equal to 75% of Excess Cash Flow for the immediately preceding fiscal year, provided that (i) if as of the last day of any fiscal year the Timber Coverage Ratio is less than 55%, no payment shall be required under this clause (iii) with respect to such fiscal year and (ii) Excess Cash Flow for the fiscal year ended December 31, 1998 shall be computed solely for the period from the date the Restructuring is consummated to December 31, 1998.

                  (iv) Equity Offerings. Promptly (but in any event within two Business Days of receipt) upon receipt thereof by the issuer or seller, the Borrower shall pay over to the Administrative Agent for application as set forth in clause (vi) of this Section 3.4(b), an amount equal to one hundred percent of all net cash proceeds received by the issuer or seller from Equity Offerings, provided that (aa) no such prepayment shall be required out or in respect of the portion of such net cash proceeds applied to the payment of the Bridge Loan,
(ab) no such prepayment shall be required out of the issuance and sale of a limited partnership interest in STP II if and to the extent that such proceeds are either (A) applied to the redemption or acquisition of the equity interest of Mach One in STP II and the amount expended for such redemption or acquisition does not exceed the agreed value specified therefor in the October 9, 1998 First Amended and Restated Agreement of Limited Partnership for STP II as in existence on the date hereof and in the form provided to the Lenders (the "STP II Partnership Agreement"), and such sale and redemption or acquisition does not result in a Change of Control or (B) applied to the redemption or acquisition of the interest of members of the Demers Group in STP II and if but only if the Required Lenders consent thereto, the Bridge Loan has been paid in full, the Final Covenant Levels have been attained, the amount expended for such redemption or acquisition does not exceed the agreed value of the interest redeemed or repurchased as set forth in the STP II Partnership Agreement, after giving effect to such sale and purchase or redemption a Change of Control shall not have occurred and the Demers (Immediate) Group shall retain an interest in STP II of a size such that the matters reflected on Exhibit G of the STP II Partnership Agreement cannot occur if the Demers (Immediate) Group objects thereto; and (ac) if the Bridge Loan has been paid in full and the Final Covenant Levels have been attained, no such prepayment shall be required out of the proceeds of an Equity Offering if and to the extent such proceeds are used within 30 days of the date of receipt to pay for the purchase by the Borrower of Timberland satisfying the criteria set forth in, and if the Borrower takes the steps set forth in, Section 4.2(c) hereof. The foregoing to the contrary notwithstanding, up to $3,000,000 of the proceeds of an Equity Offering by STT II or STP II may be utilized by them to make an earnest money of similar deposit on timberland to be acquired by them rather than to prepay the Obligations if but only if (i) no Default or Event of Default has occurred and is continuing and (ii) the only recourse of the seller of such timberland for breach of any obligations in connection with such acquisition to such deposit.

                  (v) September Harvest Confirmation Holdback. Any amounts payable to STP II under the Escrow Agreement dated October 9, 1998 between First Union National Bank as escrowee, Frontier, STP II and Gregory M. Demers, as member representative, shall be paid over to the Administrative Agent for application to the Revolving Credit Notes.

                  (vi) Application of Certain Prepayments. Payments which the Borrower is required to make pursuant to clauses (ii) through (iv), inclusive, of this Section 3.4(b) shall be first applied as and for a mandatory prepayment of the Term Credit Notes until payment in full thereof, then to the prepayment of Revolving Credit Loans until payment in full thereof, then to be held by the Administrative Agent as collateral security for the L/C Obligations up to the full amount thereof and with any balance remaining released back to the Borrower.

         Section 3.5.    Commitment Terminations.

         (a) Voluntary Terminations. The Borrower shall have the right at any time and from time to time upon not less than five Business Days prior notice to the Administrative Agent (which shall promptly notify the Lenders) to terminate the Commitments in whole or in part (but if in part then in a minimum amount of $5,000,000 or such lesser amount as will terminate the Commitments in full). No termination of the Commitments hereunder (whether voluntary or required) may be reinstated.

         (b) Mandatory Reductions. The Revolving Credit Commitments shall be automatically and ratably reduced by the positive difference, if any, between
(i) each payment required to be made by the Borrower pursuant to clause (ii) through (iv), inclusive, of Section 3.4(b) hereof (including any amount of such payment which exceeds the amount of the Credit Utilizations as then outstanding) and (ii) the amount of such payment which, pursuant to Section 3.4(b)(vi) is applied as and for a mandatory prepayment of the Term Credit Notes.

         Section 3.6. Place and Application of Payments. All payments hereunder shall be made to the Administrative Agent at its office at One First Union Center, 301 South College Street, Charlotte, North Carolina 28288 and in immediately available funds, prior to 1:00 p.m. (Charlotte time) on the date of such payment. All such payments shall be made without setoff or counterclaim and without reduction for, and free from, any and all present and future levies, imposts, duties, fees, charges, deductions withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof. Any payments received after 1:00 p.m. (Charlotte time) shall be deemed received upon the following Business Day. The Administrative Agent shall remit to each Lender its proportionate share of each payment of principal, interest and fees received by the Administrative Agent from the Borrower by 1:00 p.m. (Charlotte time) on the day of its receipt and its proportionate share of each such payment received by the Administrative Agent after 1:00 p.m. (Charlotte time) on the Business Day following the day of its receipt by the Administrative Agent. In the event the Administrative Agent does not remit any amount to any Lender when required by the preceding sentence, the Administrative Agent shall pay to such Lender interest on such amount until paid at a rate per annum equal to the Fed Funds Rate. The Borrower hereby authorizes the Administrative Agent to automatically debit any of its accounts with it for any principal, interest and fees when due under the Notes or this Agreement and to transfer the amount so debited from such account to the Administrative Agent for application as herein provided. The Administrative Agent shall notify the Borrower of each such debit promptly after it is made, but its failure to do so will not impair the validity of such debit or result in any liability of the Administrative Agent to the Borrower. Unless the Borrower otherwise directs, payments shall be deemed first applied to the Base Rate Portion until payment in full thereof, with any balance applied to the applicable LIBOR Portions in the order in which their Interest Periods expire. Prepayments of the Term Credit Notes shall be applied pro rata to the reduction of the remaining installment maturities due thereon. All payments (whether voluntary or required) shall be accompanied by any amount due the Lenders under
Section 10.4 hereof, but no acceptance of such a payment without requiring payment of amounts due under Section 10.4 shall preclude a later demand by the Lenders for any amount due them under Section 10.4 in respect of such payment.

         In the event that any mandatory prepayment called for by Section 3.4(b) hereof would necessitate a prepayment of a LIBOR Portion on a day other than the last day of the Interest Period applicable thereto and such prepayment would require the Borrower to make a payment to any of the Lenders under Section 10.4 hereof, then in lieu of making such a prepayment the Borrower may instead deposit the amount of the prepayment with the Administrative Agent to be held by it until the same can be applied to the applicable Loans without requiring the Borrower to make a payment under Section 10.4 hereof. The amount so held by the Administrative Agent may, at the option of the Borrower, be invested in investments of the types permitted by clauses (c), (d), (e), (f), (g) or (i) of
Section 8.12 hereof or in deposit accounts of the Administrative Agent or any bank affiliate thereof provided that the same mature on or before the first day or which the same can be applied to the applicable Loans without requiring a payment under Section 10.4 hereof. If and so long as no Potential Default or Event of Default has occurred and is continuing hereunder all earnings on such investments shall be released from time to time to the Borrower. All amounts deposited pursuant hereto and all investments and proceeds thereof shall be (and hereby are) pledged by the Borrower to the Administrative Agent to secure the Obligations, the Borrower agreeing to execute and deliver such additional documents as the Administrative Agent may reasonably require to effectuate the foregoing, and all of such may be applied to the reduction of the Obligations upon the occurrence of an Event of Default hereunder.

         Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Loan Documents received, in each instance, by the Administrative Agent or any of the Lenders after the occurrence of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

                   (a) first, to the payment of any outstanding reasonable costs and expenses incurred by the Administrative Agent or Issuer in monitoring, verifying, protecting, preserving or enforcing the liens on the Collateral or in protecting, preserving or enforcing rights under the Loan Documents and in any event including all reasonable costs and expenses of a character which the Borrower has agreed to pay under
         Section 13.4 hereof (such funds to be retained by the Administrative Agent and Issuer for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent and Issuer);

                   (b) second, to the payment of any outstanding interest or other fees or amounts due under the Notes, L/C Documents or this Agreement other than for principal, ratably as among the Lenders in accord with the amount of such interest and other fees or amounts owing each;

                   (c) third, to the payment of the principal of the Notes, the Reimbursement Obligations and the Hedging Liabilities and to be held by the Administrative Agent to secure L/C Obligations which are not yet Reimbursement Obligations up to the full amount thereof, pro rata in accordance with the then amount of each;

                   (d) fourth, to the Lenders ratably in accord with the amounts of any other indebtedness, obligations or liabilities of the Borrower or Guarantors owing to each of them and secured by the Collateral Documents unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied; and

                   (e) fifth, to the Borrower or whoever may be lawfully entitled thereto.

         Section 3.7. Notations and Requests. All advances made against the Notes, the status of all amounts evidenced by the Notes as constituting part of a Base Rate Portion or LIBOR Portion and the rates of interest and Interest Periods applicable to such Portions shall be recorded by the Lenders on their books or, at their option in any instance, endorsed on the reverse side of the Notes and the unpaid principal balances and status, rates and Interest Periods so recorded or endorsed by the Lenders shall be prima facie evidence in any court or other proceeding brought to enforce the Notes of the principal amount remaining unpaid thereon, the status of the borrowings evidenced thereby and the interest rates and Interest Periods applicable thereto. Prior to any negotiation of any Note the Lender holding such Note shall endorse thereon the status of all amounts evidenced thereby as constituting part of the applicable Base Rate Portion or a LIBOR Portion and the rates of interest and the Interest Periods applicable thereto.

         Section 3.8. Capital Adequacy. If any Lender shall determine that any change in applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or credit extended by it hereunder or the Letters of Credit or its participation therein to a level below that which such Lender could have achieved but for such law, rule, regulation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time as specified by such Lender the Borrower shall pay such additional amount or amounts as will compensate such Lender for such reduction. Any Lender claiming compensation hereunder shall submit a certificate to the Borrower setting forth the computation of the amount due and such certificate shall be deemed prima facie correct. In making any such computation, the affected Lender may use reasonable averaging and attribution methods.

SECTION 4.        THE COLLATERAL AND COMPUTATION OF VALUE OF MERCHANTABLE
                  TIMBER.

         Section 4.1. The Collateral. The Obligations shall be secured by valid and perfected first liens on the inventory, accounts receivable, contract rights (including rights under the Acquisition Agreement) or proceeds thereof, notes receivable, general intangibles (including rights in and to bank and other depository accounts except that the Borrower and the Guarantors need not take any steps to perfect a lien on accounts maintained in proximity to its operations for the purpose of paying amounts owing (as opposed to receiving collections) provided that the total balance on deposit in such accounts shall not exceed $250,000), fixtures, furniture, equipment (other than aircraft and vehicles covered by a certificate of title law), Timberland (provided that the Timberland which is the subject of the Frontier Stumpage Contract will be subject to the rights of Frontier and its successors and assigns thereunder) and other land of the Borrower and the Guarantors, by the capital stock or other equity interests in the Subsidiaries owned by the Borrower, by the rights of STT II in the escrow referred to in Section 3.4(b)(v) hereof and by all equity interests in the Borrower and STP II, in each instance whether now owned or hereafter acquired (collectively the "Collateral"), and the Borrower and the Guarantors agree that they will from time to time at the request of the Administrative Agent or the Required Lenders execute and deliver and cause to be executed and delivered such documents and do such acts and things as the Administrative Agent or Required Lenders may reasonably request in order to provide for or perfect such liens. The foregoing to the contrary notwithstanding, (i) unless and until an Event of Default has occurred and is continuing the Borrower need not deliver any note receivable to the Administrative Agent which has a principal balance of $1,000,000 or less, (ii) the Administrative Agent's liens on the equity interests in the Borrower and STP II shall be subordinate to a lien thereon securing the Bridge Loan and (iii) the Collateral shall not include the Transferred Assets.

         The Borrower and the Guarantors agree to promptly, but in any event within 30 days of the date hereof, make such arrangements as shall be necessary or appropriate to assure that all proceeds of the Collateral are deposited (in the same form as received) in accounts maintained with, or under the dominion and control of, the Administrative Agent, such accounts to constitute special restricted accounts, the Borrower and the Guarantors acknowledging that the Administrative Agent has (and is hereby granted) a first priority lien on such accounts and all funds contained therein to secure the Obligations. If and to the extent that proceeds are deposited in accounts maintained with financial institutions other than the Administrative Agent, it shall be a condition to the Borrower's and the Guarantors' right to so effect such deposits more than 30 days after the date hereof that the banks of account have delivered to the Administrative Agent letters satisfactory to the Administrative Agent in form and substance pursuant to which such banks of account acknowledge the Administrative Agent's lien thereon, waive any right of offset or bankers' liens thereon (other than with respect to account maintenance charges and returned items) and that collected amounts on deposit in such accounts will only be transferred to the Administrative Agent from and after notice from the Administrative Agent to that effect. The Lenders agree with the Borrower and the Guarantors that if and so long as no Event of Default has occurred or is continuing hereunder, amounts on deposit in the accounts maintained with the Administrative Agent will (subject to the rules and regulations of the Administrative Agent as from time to time in effect applicable to demand deposit accounts) be made available to the Borrower and the Guarantors for use in the conduct of their businesses and the Administrative Agent will give no notice to other banks of account pursuant to the immediately preceding sentence. Upon the occurrence of an Event of Default, the Administrative Agent may apply the funds on deposit in such accounts to the Obligations.

         Section 4.2.    Determination of Value of Merchantable Timber.

         (a) Quarterly Determinations. The Value of Merchantable Timber shall be determined from time to time based upon appraisals of the same and other factors as hereinafter set forth. Within 30 days after the close of each calendar quarter, the Borrower shall cause Mason Bruce & Girard, Inc. or another independent appraiser of national reputation in the appraisal of timberlands who is acceptable to the Required Lenders (an "Acceptable Appraiser") to submit an appraisal to the Lenders appraising the value of the Merchantable Timber as of the close of such calendar quarter in accord with sound timber appraisal methods, generally using both the comparable sales and income approaches to a determination of value. Each such appraisal shall generally use the methodology set forth in the appraisal of Mason Bruce & Girard, Inc. as of August 31, 1998 and heretofore delivered to the Lenders (the "Initial Appraisal") and shall include an update on endangered species and fire damage issues and any regulatory issues which impact the amount or cost of harvesting Timber from the Timberland, provided that future appraisals shall be based in part on a current independent cruise of portions of the Timberland in accord with prudent industry practice if and to the extent that the Borrowers's normal random Timberland cruise samplings reveal variances outside industry norms. The Value of Merchantable Timber shall then be adjusted by the Borrower by (i) deleting any amounts included in the appraisal in respect of land values or values for pre-Merchantable Timber or Timber which is not mortgaged, (ii) adjusting the value of Merchantable Timber included consisting of Stumpage Rights to account for any obligations of the Borrower or the Guarantors to the owners of the land underlying such Merchantable Timber and (iii) making adjustments on account of the Frontier Stumpage Contract and advance payments or prepayments under stumpage sales and similar arrangements. The Borrower shall then notify the Administrative Agent of its determination of the Value of Merchantable Timber and the Administrative Agent shall make such other adjustments as the Administrative Agent in good faith deems appropriate under the circumstances (including adjustments in discount rates and factors and selecting among appraisal methodologies). The Administrative Agent shall consult with the Borrower in connection with such adjustments but its determination shall be final and conclusive absent bad faith. The Administrative Agent shall then notify the Borrower and the Lenders of the Value of Merchantable Timber to be used until the next redetermination.

         (b) Exogenous Factors. In the event (i) that any material amount of the Merchantable Timber is damaged or destroyed by fire or other casualty or
(ii) of the imposition of any new or more restrictive Governmental Requirements not accounted for in the most recent appraisal which could materially impact the value of the Merchantable Timber or the ability to harvest the same or (iii) of the termination of any Stumpage Rights, the Borrower shall notify the Administrative Agent and the Administrative Agent shall after consultation with the Borrower and the Acceptable Appraiser, to the extent appropriate, adjust the Value of Merchantable Timber to account for the event which has occurred and notify the Borrower and the Lenders of such adjustment.

         (c) Acquisitions. Promptly upon each acquisition of Timberland by the Borrower, the Borrower shall promptly mortgage such Timberland to the Administrative Agent to secure the Obligations and shall comply with the requirements of clauses (iii) and (vi) below. If the Borrower desires that such Timberland be included in the Value of Merchantable Timber it shall comply with the following conditions and the Value of Merchantable Timber shall be redetermined under the procedures set forth in Section 4.2(a) hereof and the Administrative Agent shall notify the Borrower and the Lenders of such redetermination. The conditions to inclusion of acquired Timberland in the Value of Merchantable Timber are as follows:

                  (i) the Administrative Agent shall have been provided with such information concerning the Timberland to be acquired as it may reasonably request;

                  (ii) in the case of acquisitions of Stumpage Rights, the Administrative Agent shall have been provided with copies of all deeds or other agreements providing for such stumpage rights and shall have approved the same in form and substance;

                  (iii) the Administrative Agent shall have received such mortgages, deeds of trust and other Collateral Documents as it may reasonably require granting it a first lien on the Timberland being acquired to secure the Obligations and the same shall be duly filed for record as required to be effective as against purchasers and creditors;

                  (iv) the Administrative Agent shall have been provided with a mortgagee's policy or policies of title insurance (or binding commitment therefor) or an endorsement to the policies theretofore issued to it insuring the liens of those Collateral Documents creating Liens on such Timberland to be valid first liens subject to no defects or objections which are reasonably unacceptable to the Administrative Agent, together with such endorsements as the Administrative Agent may require;

                  (v) the Administrative Agent shall, if it so requests, have received a report satisfactory to it from an acceptable independent consultant as to any endangered species, disease, infestation, fire damage or regulatory issues concerning the Timberland being acquired;

                  (vi) if the additional Timberland in question is located in a state other than one in which Timberland have been previously mortgaged, the Administrative Agent shall have received an opinion of counsel reasonably acceptable to it with respect to the mortgage on such Timberland to the effect that the mortgages and deeds of trust creating liens on real property or rights to Timber are adequate under local law for their intended purposes, contain remedial provisions as customarily required by prudent mortgagees in the state in question and will not subject the Administrative Agent or the Lenders to taxation in such state and to the effect that the Borrower is duly licensed or qualified to do business in the state in question;

                  (vii) the Administrative Agent shall have received an appraisal of the additional Timberland being acquired from an Acceptable Appraiser and conforming to the appraisal requirements set forth in Section 4.2(a) hereof;

                  (viii) the Timberlands to be acquired shall be located within the states of Washington, Oregon, Idaho, California, Montana, Colorado or Utah; and

                  (ix) the Borrower shall be deemed to have repeated all of the representations contained in Section 6.14 hereof with respect to such additional Timberland as of the date of the acquisition in question; and

                  (x) the Timberland in question shall be owned by the Borrower.

         (d) Sales. If Timberland is sold, the Value of Merchantable Timber shall be adjusted as and if contemplated by Section 8.13(e) hereof.

         (e) Conclusiveness of Determination. All determinations by the Administrative Agent pursuant to the provisions of this Section 4.2 shall be final and conclusive provided that it has acted in good faith in connection therewith.

         (f) Initial Determination. The Administrative Agent has determined that the Value of Merchantable Timber as of September 30, 1998 is at least $410,000,000 which number shall be used until redetermined or adjusted pursuant to this Section 4.2. In addition to the other adjustments provided for in this
Section 4.2, the Value of Merchantable Timber shall be adjusted by the Administrative Agent to reflect Timber harvested from the Timberland between August 31, 1998 and the date of the initial Borrowing hereunder (to the extent not already adjusted) upon receipt by the Administrative Agent of the requisite information concerning the Timber so harvested.

SECTION 5.           DEFINITIONS.

         Section 5.1. Certain Definitions. The terms hereinafter set forth when used herein shall have the following meanings, such definitions to be equally applicable to the singular and plural of the terms defined:

         "Acceptable Appraiser" is defined in Section 4.2.

         "Acquisition Agreement" shall mean the Acquisition and Contribution Agreement dated as of October 9, 1998 among STT II, STP II, Strategic Timber Two Operating Co., LLC, the Demers Group and Frontier and all exhibits and schedules thereto, all as amended or modified from time to time as and to the extent permitted hereby.

         "Adjusted LIBOR Rate" shall mean a rate per annum determined pursuant to the following formula:

         Adjusted LIBOR Rate        =             LIBOR Rate
                                         ---------------------------------
                                         100% - Reserve Percentage

         "Administrative Agent" shall mean First Union National Bank and any successor thereto appointed pursuant to Section 12.1 hereof.

         "Agents" shall mean the Administrative Agent, ABN AMRO Bank N.V. in its capacity as Syndication Agent and NationsBank, N.A. in its capacity as Documentation Agent.

         "Affiliate" shall mean any Person, directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

         "Agreement" shall mean this Replacement Credit Agreement as supplemented and amended from time to time.

         "Applicable Margin" shall mean, with respect to each type of Portion and the computation of each fee described below, the rate per annum shown below for the range of Leverage Ratio specified below:


                       LEVEL I     LEVEL II    LEVEL III     LEVEL IV    LEVEL V
Leverage Ratio
(expressed as           <4.0       <4.5 but    <5.0 but     <5.5 but     >5.5 to
a ratio to 1)           -          -  >4.0     -  >4.5      -   >5.0

Base Rate Portion        .25%        .50%        .75%         1.00%       1.25%

LIBOR Portions and      1.75%       2.00%        2.25%        2.50%       2.75%
L/C Fee

Commitment Fee          .375%        .50%        .50%          .50%        .50%

         The Applicable Margins will be adjusted upon receipt of the Borrower's quarterly consolidated financial statements for each fiscal quarter of the Borrower and the related Compliance Certificate, commencing with the quarter ended March 31, 1999 and shall be at Level IV prior to the determination to be made as of March 31, 1999. Not later than 5 Business Days after receipt by the Administrative Agent of the financial statements called for by Section 8.4 hereof for each fiscal quarter of the Borrower ending on or after March 31, 1999, the Administrative Agent shall determine the Leverage Ratio for the applicable period and shall promptly notify the Borrower and the Lenders of such determination and of any change in the Applicable Margins resulting therefrom. Any such change in the Applicable Margins shall be effective as of the date the Administrative Agent so notifies the Borrower and the Lenders and shall apply to all Loans outstanding on such date or thereafter made and all computations of letter of credit and commitment fees for the period from and after such date (provided that a change resulting in an increase in Applicable Margins shall become effective no later than 5 Business Days after such quarterly financial statements should have been received in the event they are not timely delivered), and such new Applicable Margins shall continue in effect until the effective date of the next redetermination in accordance with this Section. Each determination of the Leverage Ratio and Applicable Margins by the Administrative Agent in accordance with this Section shall be conclusive and binding on the Borrower and the Lenders absent manifest error and provided it has acted in good faith in connection therewith.

         "Application" is defined in Section 1.1(c)(ii).

         "Assignment Agreement" is defined in Section 13.16.

         "Auditors" is defined in Section 8.4(b).

         "Authorized Representative" shall mean any of the following and such other persons as may be designated as such from time to time by the Borrower in a written notice to the Administrative Agent: Chief Executive Officer, Chief Financial Officer or any other person designated by either of them.

         "Base Rate" shall mean for any day the greater of:

                  (i) the rate of interest announced by First Union National Bank from time to time as its prime commercial rate (it being understood that such rate may not be such Lender's best or lowest rate), with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; and

                  (ii) the sum of (x) the rate for that day set forth opposite the caption "Federal Fund (Effective)" in the daily statistical release designated as "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, the arithmetic average of the rates determined by the Administrative Agent as the prevailing rates per annum (rounded upward, if necessary, to the next higher 1/100 of 1%) bid at approximately 10:00 A.M. (Charlotte time) (or as soon thereafter as is practicable) on such day by two or more New York or Chicago Federal funds dealers of recognized standing selected by the Administrative Agent for the purchase at face value of Federal funds in the secondary market in an amount comparable to the principal amount owed to the Administrative Agent for which such rate is being determined and (y) the rate of 1/2 of 1% per annum.

         "Base Rate Portion" shall have the meaning specified in Section 2.1 hereof.

         "Borrower" shall mean Pioneer Resources, LLC.

         "Borrowing" shall mean the aggregate amount of Loans of a given type made on a given date and, if part of a LIBOR Portion, having the same Interest Period.

         "Bridge Loan" shall mean the loan in the amount of $35,000,000 made to STT II having terms (including maturity, interest rate and covenants) acceptable to the Agents (which shall be assumed in the event that they are the providers of such Bridge Loan).

         "Business Day" shall mean any day except Saturday or Sunday on which banks are open for business in Chicago, Illinois and New York, New York and, with respect to LIBOR Portions, dealing in United States dollar deposits in London, England.

         "Capitalized Lease" shall mean any lease or obligation for rentals which is required to be capitalized on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied.

         "Capitalized Lease Obligation" shall mean the present discounted value of the rental obligations under any Capitalized Lease determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

         "Change of Control" shall mean the occurrence of any one or more of the following events: (i) the Borrower ceases at any time and for any reason to be a wholly-owned Subsidiary of STP II or (ii) the Demers Group ceases at any time and for any reason to own both legally and beneficially, at least 33% of the equity interest in STP II or (iii) any of the equity interest of any member of the Demers (Immediate) Group is sold as transferred or (iv) any Person shall at any time be a general partner of STP II other than a Person which is a wholly-owned subsidiary of STTII or (v) any Person or group of Persons acting in concert (other than the present equity owners of STT II and STP II and/or the Demers Group) shall at any time own, either legally or beneficially, more than 25% of the equity interest in STT II or STP II or more than 25% of the voting equity interest in either of such entities.

         "Class of Notes" shall mean the Revolving Credit Notes (taken as a group) and the Term Credit Notes (taken as a group).

         "Collateral" is defined in Section 4.1.

         "Collateral Documents" shall mean all mortgages, deeds of trust, pledges, security agreements, financing statements and other documents as shall from time to time secure the Obligations.

         "Commitments" shall mean the Revolving Credit Commitments and the Term Credit Commitments.

         "Compliance Certificate" shall mean the certificate which is required to be delivered to the Lenders pursuant to Section 8.4(c) hereof in the form of Exhibit C.

         "Consolidated Debt" shall mean Debt of the Borrower and its Subsidiaries (other than Debt described in clause (b) of the definition of that term) computed on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" for any period shall mean the net income of the Borrower and its Subsidiaries for such period as computed on a consolidated basis in accordance with GAAP; but excluding any extraordinary profits and losses and also excluding any taxes on such extraordinary profit and any tax benefit attributable to such extraordinary loss, it being acknowledged that gains and losses from ordinary course of business sales of Timber, Timberland and rights therein are not extraordinary for this purpose.

         "Credit Utilizations" shall mean the Loans and L/C Obligations.

         "Debt" of any Person shall mean as of any time the same is to be determined, the aggregate (without duplication) of:

                  (a)      all indebtedness with respect to borrowed money;

                  (b) all reimbursement and other obligations with respect to letters of credit, payment or performance bonds, banker's acceptances, customer advances and other extensions of credit whether or not representing obligations for borrowed money;

                  (c)      the aggregate amount of Capitalized Lease
         Obligations;

                  (d) all indebtedness secured by any lien or any security interest on any Property or assets of such Person, (other than advance payment arrangements approved in writing by the Administrative Agent) whether or not the same would be classified as a liability on a balance sheet;

                  (e) all indebtedness representing the deferred purchase price of Property (including all amounts payable in respect of Stumpage Rights and similar obligations), but excluding all trade payables incurred in the ordinary course of business; and

                  (f) all guaranties (other than the subordinated guarantee of the Bridge Loan permitted by Section 8.11(c), hereof), endorsements (other than any liability arising out of the endorsement of items for deposit or collection in the ordinary course of business) and other contingent obligations in respect or designed to assess payment of, or any obligations to purchase or otherwise acquire, of any of the foregoing.

         "Demers Group" shall mean (i) Gregory M. Demers, T. Yates Exley, Derrick Salyers, and James A. Youel, their wives and lineal descendants and/or trusts for the benefit of any of the same and King Investment Group, Inc. and Old Pioneer, LLC.

         "Demers (Immediate) Group" shall mean (i) Gregory M. Demers, his wife and lineal descendants and/or trusts for the benefit of any of the same and (ii) any corporations, partnerships or limited liability companies which the parties named in clause (i) of this definition control (i.e.; such parties have the legal power to direct (either directly or through persons elected by them) the management and policies of such entities, including controlling the actions such entities take with respect to their investment in STP II).

         "EBITDDA" shall mean, with reference to any period, Consolidated Net Income for such period plus all amounts deducted in arriving at Consolidated Net Income in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes of the Borrower and its Subsidiaries for such period, plus (iii) all amounts properly charged for depreciation, depletion and/or amortization of assets during such period on the books of the Borrower and its Subsidiaries The foregoing to the contrary notwithstanding, for all purposes of this Agreement EBITDDA for the calendar quarter ending March 31, 1998 shall be deemed to be $3,800,000, for the calendar quarter ended June 30, 1998 shall be deemed to be $11,400,000, and for the calendar quarter ended September 30, 1998 shall be deemed to be $15,200,000.

         "Environmental Indemnity" shall mean an indemnity of the Lenders, the Issuer and the Agents from the Borrower and STT II as to environmental liabilities satisfactory in form and substance to the Agents.

         "Environmental Laws" shall mean all federal, state and local environmental, health and safety statutes and regulations, including without limitation all statutes and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances.

         "Equity Offering" shall mean a direct or indirect public offering, private placement or other issuance or sale of capital stock or other equity or membership interests (or warrants, options or other rights therefor) of STT II, or of STP II or any general or limited partner of STP II other than STT II, the Demers Group or Mach One.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" shall mean any event or condition identified as such in Section 9.1 hereof.

         "Excess Cash Flow" shall mean for the Borrower and its Subsidiaries on a consolidated basis for any period for which the same is to be computed, EBITDDA for such period less the sum for such period of regularly scheduled principal payments and voluntary prepayments made by the Borrower and its Subsidiaries on Consolidated Debt (other than principal payments made on Revolving Credit Loans and on any other loans if and to the extent that the Borrower has the contractual right to reborrow the funds so paid) paid during such period, Interest Expense paid in cash during such period, cash payments of income and similar taxes paid during such period, Restricted Payments paid during such period and capital expenditures (as defined and classified in accordance with GAAP) funded during such period.

         "Fed Funds Rate" shall mean the rate defined in clause (ii)(x) of the definition of the term "Base Rate".

         "Fee Timberland" is defined within the definition of the term "Timberland."

         "Final Covenant Levels" shall mean as of any time the same is to be determined that the Timber Coverage Ratio is 50% or less, the Leverage Ratio as of the most recent date of computation was 4.50 to 1 or less and the Interest Coverage Ratio as of the most recent date of computation was 2.00 to 1 or greater.

         "Fixed Charge Coverage Ratio" shall mean, as at any time the same is to be determined, the ratio for the period of four consecutive fiscal quarters ending on the date of computation, of EBITDDA to the sum for such period of Interest Expense, Restricted Payments and capital expenditures of the Borrower and its Subsidiaries (as defined and classified in accordance with GAAP). The foregoing to the contrary notwithstanding, amounts included in computations of the Fixed Charge Coverage Ratio in respect of Interest

Expense, Restricted Payments and capital expenditures for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 shall be as follows:


                                              DEEMED          DEEMED
FOR THE CALENDAR       DEEMED INTEREST      RESTRICTED        CAPITAL
 QUARTER ENDED:           EXPENSE            PAYMENTS      EXPENDITURES

    3/31/98              $6,175,000          $963,000         $114,000

    6/30/98              $6,175,000          $963,000         $424,000

    9/30/98              $6,175,000          $963,000         $516,000

         "Frontier" shall mean Frontier Resources, LLC, an Oregon limited liability company.

         "Frontier Stumpage Contract" shall mean the Timber Deed dated as of October 9, 1998 by and between Frontier and the Borrower in the form heretofore delivered to the Lenders as the same may hereafter be amended as and to the extent permitted by the terms of this Agreement.

         "GAAP" shall mean generally accepted accounting principles as in effect from time to time subject to Section 13.8 and applied on a basis which is consistent with those used in the preparation of the audit report of the Borrower referred to in Section 6.2 hereof.

         "Governmental Body" shall mean the United States of America or any state or political subdivision thereof any other nation or political subdivision thereof or any agency, department, commission, board, bureau or instrumentality of any of them which exercises jurisdiction over the Borrower or any of its Subsidiaries or any of their assets or the conduct the business of the Borrower or any of its Subsidiaries in any such jurisdiction.

         "Governmental Requirements" shall mean any law, ordinance, order, rule or regulation by a Governmental Body.

         "Guarantors" shall mean any future Subsidiaries of the Borrower and, from and after payment in full of the Bridge Loan, STP II. Persons providing guaranties of the Obligations as to which the only recourse is to such Person's equity interest in the Borrower or STP II shall not, solely as a result thereof, be deemed Guarantors hereunder.

         "Hedging Liabilities" shall mean liabilities of the Borrower to the Lenders or any of them or to any of their Affiliates arising in connection with the interest rate hedging activities constituting part of the Hedging Program.

         "Hedging Program" is defined is Section 8.22 hereof.

         "Initial Appraisal" is defined in Section 4.2(a).

         "Interest Coverage Ratio" shall mean, as of any time the same is to be determined the ratio, for the period of four consecutive fiscal quarters ending on the date of computation, of EBITDDA to Interest Expense. The foregoing to the contrary notwithstanding, computations of the Interest Coverage Ratio as of March 31, 1998, June 30, 1998 and September 30, 1998 shall be made by utilizing Interest Expense of $6,175,000 for each of such quarters.

         "Interest Expense" shall mean, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations, and amortization of debt discount and expense) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that for purposes of determining whether the Final Covenant Levels have been attained and determining compliance with Sections 8.20 and 8.21 during the four quarters subsequent to the occurrence of one of the events referred to in the last sentence of Section 8.20, if Debt is repaid substantially concurrently with or in contemplation of such events, interest on the amount so repaid may be excluded from Interest Expense.

         "Interest Period" shall mean with respect to any LIBOR Portion, the period used for the computation of interest commencing on the date the relevant LIBOR Portion is made, continued or effected by conversion and concluding on the date one, two, three or six months thereafter as selected by the Borrower in its notice as provided herein; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a LIBOR Portion the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (b) no Interest Period may extend beyond the scheduled Termination Date;

                  (c) the interest rate to be applicable to each LIBOR Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

                  (d) no Interest Period may be selected if after giving effect thereto the Borrower will be unable to make a principal payment anticipated to become due during such Interest Period without paying part of a LIBOR Portion on a date other than the last day of the Interest Period applicable thereto.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

         "Issuer" shall mean First Union National Bank and any successor to First Union National Bank as Issuer.

         "L/C Documents" means the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

         "L/C Obligations" shall mean the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations to the Issuer in respect of drafts drawn and paid under Letters of Credit.

         "Letter of Credit" is defined in Section 1.1(c)(i).

         "Lenders" shall mean First Union National Bank, the other Lenders signing this Agreement as lenders and all other lenders becoming parties hereto pursuant to Section 13.16 hereof.

         "Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) Consolidated Debt as of such date to (b) EBITDDA of the Borrower and its Subsidiaries (determined on a consolidated basis) for the four fiscal quarters of the Borrower ending on such date of determination.

         "LIBOR Index Rate" shall mean, for any Interest Period applicable to a LIBOR Portion, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period.

         "LIBOR Portion" is defined in Section 2.1.

         "LIBOR Rate" shall mean for each Interest Period applicable to a LIBOR Portion, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards or downwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major Lenders in the interbank eurodollar market selected by the Administrative Agent for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the LIBOR Portion scheduled to be made by the Administrative Agent during such Interest Period.

         "Loan" shall mean each loan made pursuant to this Agreement.

         "Loan Documents" shall mean this Agreement, the Notes, the Collateral Documents, the L/C Documents, agreements between the Borrower and any of the Lenders or any of their Affiliates entered into as part of or pursuant to the Hedging Program, the Environmental Indemnity, any agreement between the Borrower and the Administrative

Agent concerning fees, and all instruments and documents delivered by the Borrower or any Guarantor under or pursuant to any of the foregoing, all as amended or modified from time to time pursuant to the terms hereof or thereof.

         "Loans" shall mean the Revolving Credit Loans and the Term Loans.

         "Mach One" shall mean Mach One Partners, a Georgia limited liability company.

         "Management Agreement" shall mean the Management Services Agreement made as of October 9, 1998 among Strategic Timber Operating Co., LLC, a Georgia limited liability company and the Borrowers and all exhibits and schedules thereto.

         "Master Grazing Agreement" shall mean the Grazing Lease dated as of October 9, 1998 from Pioneer to Frontier.

         "Material Adverse Effect" shall mean any material adverse effect on the
(i) financial condition, results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the validity or enforceability of any Loan Document, (iii) the ability of the Borrower to pay or perform its Obligations or to avoid an Event of Default, (iv) the value or priority of the liens of the Administrative Agent, for the benefit of the Lenders and the Agents and the Issuer in the Collateral or (v) the ability of the Agents or any Lender to enforce any of their legal remedies pursuant to the Loan Documents.

         "Merchantable Timber" shall mean all standing trees consisting of ponderosa pine, douglas fir, redwoods, western larch, white fir, lodgepole pine and other commercially exploitable species which is located upon the Timberland, is free of known disease and defect, is not in a location where it is commercially unfeasible to harvest the same and, at the time of determination, could be harvested in compliance with all Governmental Requirements and is of a size and grade such that the harvesting and sale of same could then be accomplished consistent with all Governmental Requirements and sound silvicultural practices and which also meets all applicable criteria of merchantability set forth in consultant's report prepared by Mason, Bruce & Girard, Inc. for the benefit of the Lenders dated as of October 3, 1998 as to the initial Timberlands or as to acquisitions in the same general geographic areas as the initial Timberlands and, in the case of Timberlands located elsewhere, also satisfies objective criteria of merchantability reasonably satisfactory to the Administrative Agent and which are consistent with prudent practice in the area in question.

         "Notes" shall mean the Revolving Credit Notes and the Term Credit
Notes.

         "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower and the Guarantors under the Loan Documents.

         "Participating Lenders" is defined in Section 1.1(c)(iv).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Person" shall mean any individual, corporation, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

         "Plan" shall mean any employee benefit plan covering any officers or employees of any Borrower or any Subsidiary, any benefits of which are, or are required to be, guaranteed by the PBGC.

         "Portion" is defined in Section 2.1.

         "Potential Default" shall mean any event or condition which, with the lapse of time, or giving of notice, or both, would constitute an Event of Default.

         "Property" shall mean all assets and properties of any nature whatsoever, whether real or personal, tangible or intangible, including without limitation intellectual property.

         "Reimbursement Obligation" is defined in Section 1.1(c)(iii).

         "Required Lenders" shall mean any Lender or Lenders which in the aggregate hold at least 66-2/3% of the sum of the aggregate unpaid principal balance of the Loans, the aggregate credit risk incident to the Letters of Credit, the unfunded Revolving Credit Commitments and, if the determination is made prior to the funding of the Term Loans, the Term Credit Commitments.

         "Reserve Percentage" shall mean the daily arithmetic average maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed on member banks of the Federal Reserve System during the applicable Interest Period by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "eurocurrency liabilities" (as such term is defined in Regulation D), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the LIBOR Portions shall be deemed to be eurocurrency liabilities as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

         "Restricted Payments" is defined in Section 8.9.

         "Restructuring" shall mean, collectively, (i) the acquisition by STP II of 100% of the equity and members interest in the Borrower, (ii) the transfer by the Borrower of the Transferred Assets to Frontier and (iii) the assumption by Frontier of the Transferred Liabilities, all on and as provided for in the Acquisition Agreement and otherwise in a manner acceptable to the Agents.

         "Revolving Credit Commitments" shall mean the commitments of the Lenders to extend credit pursuant to Section 1.1 hereof in the amounts set forth under the heading "Revolving Credit Commitment" opposite their signatures hereto or on an Assignment Agreement to which they are a party all as reduced from time to time pursuant to the terms of this Agreement. The initial aggregate amount of the Revolving Credit Commitments is $70,000,000.

         "Revolving Credit" shall mean the credit facility established pursuant to Section 1.1 hereof.

         "Revolving Credit Loans" is defined in Section 1.1 hereof.

         "Revolving Credit Notes" is defined in Section 1.1 hereof.

         "Stumpage Rights" is defined within the definition of the term "Timberland."

         "STP II" shall mean Strategic Timber Partners II, LP, a Georgia limited partnership.

         "STP II Partnership Agreement" is defined in Section 3.4(b)(iv) hereof.

         "STT II" shall mean Strategic Timber Trust II, LLC, a Georgia limited liability company.

         "Subsidiary" shall mean, for any Person, any Person of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors, board of managers or similar governing body (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person or by one or more of its Subsidiaries. Unless otherwise expressly provided, all references herein to a "Subsidiary" or "Subsidiaries," shall mean a Subsidiary or Subsidiaries of the Borrower. A Subsidiary shall be deemed "wholly owned" by a Person only if all equity interests in such Subsidiary (whether or not voting) are directly owned by the Person in question.

         "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

         "Term Credit Commitments" shall mean the commitments of the Lenders to extend credit pursuant to Section 1.2 hereof in the amounts set forth under the heading "Term Credit Commitment" opposite their signatures hereto or on an Assignment Agreement to which they are a party. The Term Credit Commitments are in the amount of $200,000,000.

         "Term Credit Notes" is defined in Section 1.2 hereof.

         "Term Loans" is defined in Section 1.2 hereof.

         "Termination Date" shall mean September 30, 2003 or such earlier date on which the Commitments are terminated in whole pursuant to Sections 3.5, 9.2 or 9.3 hereof.

         "Timber" shall mean all trees, timber, whether severed or unsevered, and including standing and downed timber, stumps and cut timber and all logs and other forest products.

         "Timber Coverage Ratio" shall mean, as of any time the same is to be determined, the ratio (expressed as a percentage) of Consolidated Debt to the Value of Merchantable Timber.

         "Timberland" shall mean (i) all lots and tracts of land owned by the Borrower or any of the Guarantors the primary value of which consists of the Timber located thereon ("Fee Timberland") and (ii) all lots and tracts of land owned by others on which there is located standing or downed Timber which is owned by the Borrower or the Guarantors under arrangements such that the rights of the Borrower or the Guarantors as the case may be to sever and remove such Timber are indefeasible and superior to the rights of the owners of such tracts of land and their creditors ("Stumpage Rights"). Anything contained hereinabove to the contrary notwithstanding, unless the context otherwise requires, all references to Timberland shall be deemed to include a reference to the Timber located thereon. Timberland shall not include cut over lands and, accordingly, the Administrative Agent shall, at the request and expense of the Borrower, release its lien from cut over lands if such lands are not needed for access to Timberland and no Default or Event of Default has occurred and is continuing.

         "Transferred Assets" shall mean the assets of the Borrower listed on Exhibit D hereto.

         "Transferred Liabilities" shall mean the liabilities of the Borrower listed on Exhibit E hereto.

         "Value of Merchantable Timber" shall mean the value of Merchantable Timber as determined by the Borrower and approved by the Administrative Agent and adjusted from time to time pursuant to the provisions of Sections 4.2 and 8.13(d) hereof; provided however that (i) only Merchantable Timber on which the Administrative Agent has a valid and perfected first lien (subject, however, to the rights of any other purchaser of stumpage rights as to which the Administrative Agent's lien has been subordinated) to secure the Obligations shall be included in such calculations and (ii) any hereafter acquired Merchantable Timber shall only be included in the Merchantable Timber if it is owned by the Borrower and it has complied with all requirements of Section 4.2(c) hereof.

         "Year 2000 Problem" means any significant risk that computer hardware, software, or equipment containing embedded microchips essential to the business or operations of the Borrower or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as efficiently and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

         Section 5.2. Accounting Terms. Any accounting term not otherwise specifically defined in this Agreement shall have the meaning customarily given to such term in accordance with GAAP as in effect on the date hereof, and consistent with those used in the preparation of the financial statements of the Borrower and its Subsidiaries audited by the Auditors and referred to in Section
6.2 hereof. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purpose of this Agreement, it shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement. If a change in GAAP occurs, the financial statements called for by Section 8.4 may be prepared on the basis of GAAP as then in effect, but computations of compliance with the covenants herein contained shall be based on GAAP as in effect on the date hereof.

SECTION 6.           REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Lenders as follows:

         Section 6.1. Organization and Qualification. The Borrower and its Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective states of incorporation or organization, have full and adequate corporate power to carry on their business as now conducted and are duly licensed or qualified in all jurisdictions wherein the nature of their activities requires such licensing or qualifying and in which the failure to be so licensed or qualified could result in a Material Adverse Effect. The Borrower and each Guarantor has full right, power and authority to enter into this Agreement and the other Loan Documents to which it is a party, the Borrower has full right, power and authority to make the Borrowings herein provided for and to execute and issue its Notes in evidence thereof, and the Borrower and the Guarantors have full right, power and authority to perform each and all of the matters and things herein and therein provided for. Immediately after giving effect to the Restructuring, the Borrower will have no Subsidiaries.

         Section 6.2. Financial Reports. The Borrower has heretofore delivered to each Lender a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1997 and the related consolidated statements of income, changes in equity and cash flows for the twelve month period then ending as audited by Arthur Andersen LLP and a copy of consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at June 30, 1998 and of consolidated and consolidating income statements and cash flow statements for the Borrower and its Subsidiaries for the quarterly fiscal period then ending and for the year to date. Such financial statements have been prepared in accordance with GAAP and fairly reflect the financial position of the Borrower and its Subsidiaries as of the dates thereof, and the results of their operations for the periods covered thereby. The Borrower and its Subsidiaries have no known material contingent liabilities other than as indicated on said financial statements or as set forth on Schedule 6.2. Since said date of June 30, 1998, there has been no change in the financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, except those disclosed in writing to the Lenders prior to the date of this Agreement and those which could not have a Material Adverse Effect. The Borrower has also delivered to the Lenders (i) a pro forma balance sheet of the Borrower immediately after giving effect to the Restructuring and
(ii) projections of financial performance for the Borrower for the five-year period ended December 31, 2003. Such pro forma balance sheet reflects fairly the financial position of the Borrower immediately after giving effect to the Restructuring. Such projections reflect the Borrower's best estimate of its financial performance over the period covered by such statements based upon the information currently available to the Borrower and upon estimates and assumptions which it believes to be reasonable.

         Section 6.3. Litigation; Tax Returns; Approvals. Except as set forth on
Schedule 6.3, there is as of the date hereof no litigation, labor controversy or governmental proceeding pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary thereof involving a reasonable possibility of an outcome which could result in a Material Adverse Effect. All United States federal and material state and local income tax returns for the Borrower and its Subsidiaries required to be filed have been filed on a timely basis (taking into account any extension of time within which to file), and all amounts required to be paid as shown by said returns have been paid, except for amounts that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. Except as set forth on Schedule 6.3, there are no claims for taxes being asserted against the Borrower and its Subsidiaries for any fiscal year involving a reasonable possibility of an outcome which could result in a Material Adverse Effect. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by the Borrower or any Guarantor of the Loan Documents to which it is a party.

         Section 6.4. Regulation U. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan or other extension of credit hereunder will be used to purchase or carry any margin stock or to extend credit to others for such a purpose.

         Section 6.5. No Default. No Potential Default or Event of Default exists on the date hereof.

         Section 6.6. ERISA. The Borrower and its Subsidiaries are in compliance in all material respects with ERISA to the extent applicable to them and neither the Borrower nor any Subsidiary thereof has received any notice to the contrary from the PBGC or any other governmental entity or agency except where such noncompliance could not result in a Material Adverse Effect. No steps have been taken to terminate any Plan other than a "standard termination" meeting the requirements of Section 4041(b) of ERISA, and no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under
Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Plan which is reasonably likely to result in the incurrence by the Borrower or any Subsidiary thereof of any fine, penalty or liability (other than the liability for making contributions when due to such Plan in accordance with Section 302 of ERISA) which could have a Material Adverse Effect. Neither the Borrower nor any Subsidiary thereof has any contingent liability with respect to any post-retirement benefit, other than liability for continuation coverage described in Part 6 of Title I of ERISA that could reasonably be expected to have a Material Adverse Effect, except as disclosed in writing to the Lenders prior to the date hereof.

         Section 6.7. Enforceability. This Agreement and the other Loan Documents are the legal, valid and binding agreements of the Borrower and Guarantors, enforceable against them in accordance with their terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally and (b) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults.

         Section 6.8. Restrictive Agreements. Neither the Borrower nor any Guarantor is a party to any contract or agreement, or subject to any charge or other corporate restriction, which affects its ability to execute, deliver and perform the Loan Documents to which it is a party and repay its indebtedness, obligations and liabilities under the Loan Documents or which materially and adversely affects or, insofar as the Borrower can reasonably foresee, could result in a Material Adverse Effect or would in any respect materially and adversely affect the Borrower's or such Guarantor's legal ability to repay the indebtedness, obligations and liabilities under the Loan Documents, or any Lender's or the Administrative Agent's rights under the Loan Documents.

         Section 6.9. No Default Under Other Agreements. Neither the Borrower nor any Subsidiary is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which it is a party or by which it or its Property is bound, which default could materially and adversely affect any Lender's or any Administrative Agent's rights under the Loan Documents or result in a Material Adverse Effect.

        Section 6.10. Status Under Certain Laws. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a person directly or indirectly controlled by or acting on behalf of an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Section 6.11. Full Disclosure. The statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the commitments by the Lenders to provide all or part of the financing contemplated hereby, do not, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary, in the context in which it is furnished, to make the material statements contained therein or herein not misleading except for such thereof as were corrected in subsequent written statements furnished the Lenders, the Lenders acknowledging that as to any projections furnished to any Lender, the Borrower only represents that the same were prepared on the basis of information and estimates the Borrower believes to be reasonable.

        Section 6.12. Compliance with Law. (a) The Borrower and its
Subsidiaries are not in default under any Governmental Requirement, license or demand (including without limitation ERISA, the Occupational Safety and Health Act of 1970 and laws and regulations establishing quality criteria and standards for air, water, land and toxic waste) of any Governmental Body, default with respect to or under which might have consequences which may result in a Material Adverse Effect.

         (b) Without limiting the generality of the foregoing, the Borrower and its Subsidiaries are in compliance with all applicable state and federal environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss.6901 et seq., except where failure to be in compliance would not result in a Material Adverse Effect and, will not have acquired, incurred or assumed, directly or indirectly, any contingent liability in connection with the release of any toxic or hazardous waste or substance into the environment and the Borrower and its Subsidiaries have received no notice from any Governmental Body which is contrary to any of the foregoing except contingent liabilities which could not result in a Material Adverse Effect. Insofar as known to the responsible officers of the Borrower and its Subsidiaries, the Borrower and its Subsidiaries will not be the subject of any evaluation under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss.9601 et seq except to the extent such evaluation could not result in any Material Adverse Effect.

        Section 6.13. Solvency, etc. Immediately after giving effect to the Restructuring, (i) the assets of the Borrower and of each Guarantor, at a fair valuation, will exceed its liabilities, including contingent liabilities, (ii) the remaining capital of the Borrower and of each Guarantor will not be unreasonably small to conduct or in relation to its business or any transaction in which it intends to engage, and (iii) the Borrower and each Guarantor will not have incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

        Section 6.14. Concerning the Timberland. The Borrower has legal or practical access, for forest management and timber harvest purposes, sufficient to remove the Timber from the Timberland on a commercially feasible basis, to all portions of the Timber on the Timberland over existing public roads, over easements appurtenant to the Timberland or over roads across the Timberland or otherwise and such title and access are free and clear of all Liens not permitted hereunder. To the best knowledge of the Borrower, the Timber located on and forming part of the Timberland is in good condition, is marketable and substantially free from pests, blight, fungus, disease or other infestation and from any other condition which would materially impair its value and the Borrower will be able to harvest the Timber in the ordinary course of its business not impeded, prohibited or delayed by any current or prospective private contract or Governmental Requirement. The Borrower has delivered to the Administrative Agent true and correct copies of all contracts or agreements for the sale of Timber on the Timberland and there are no defaults under such contracts or agreements. The Borrower has delivered true and correct copies of all deeds, contracts and agreements creating Stumpage Rights to the Lenders, all such deeds, contracts and agreements are unamended and in full force and effect and, subject to their terms, create rights in and to the related Timber prior and superior to the rights of the owners of the lands on which such Timber is located and their creditors and the Borrower and the other parties to such deeds, contracts and agreements are in compliance with all of their respective material obligations thereunder.

        Section 6.15. The Frontier Stumpage Contract. The Borrower has delivered to the Administrative Agent a true copy of the Frontier Stumpage Contract and all amendments thereto. Both the Borrower and Frontier are in compliance with all of their material obligations under the Frontier Stumpage Contract and the Borrower has received no notice from Frontier to the contrary.

        Section 6.16. Concerning the Acquisition Agreement and the Management Agreement. The Borrower has delivered true copies of the Acquisition Agreement and the Management Agreement and all amendments and modifications thereto to the Lenders. The Borrower (and, to the best of its knowledge, the other parties thereto) are in full compliance with their obligations under the Acquisition Agreement and the Management Agreement and the same are in full force and effect.

        Section 6.17. Year 2000 Compliance. The Borrower has conducted a comprehensive review and assessment of the computer applications of the Borrower and has made inquiry of its material suppliers, vendors (including data processors) and customers, with respect to any defect in computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use at any time of any data which is before, on or after December 31, 1999, in connection therewith. Based on the foregoing review, assessment and inquiry, the Borrower believes that no such defect could reasonably be expected to have a material adverse effect on the business or financial affairs of the Borrower.

SECTION 7.           CONDITIONS PRECEDENT.

         Section 7.1. Initial Credit Utilization. At or prior to the time of the initial Credit Utilization, the following conditions precedent shall have been satisfied:

                  (a) the Administrative Agent shall have received the following for the account of the Lenders (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Agents:

                           (i)      the Notes;

                           (ii) copies (executed or certified as may be appropriate) for each Lender of all legal documents or proceedings taken in connection with the execution and delivery of the Loan Documents, to the extent the Agents or their counsel may reasonably request, together with appropriate certificates of incumbency;

                           (iii) the Collateral Documents and any financing statements reasonably requested by the Administrative Agent in connection therewith;

                           (iv) the partnership agreements, by-laws, operating agreements, management agreements and good standing certificates for the Borrower and each Guarantor;

                           (v) a mortgagee's policy or policies of title insurance (or binding commitments therefor) in the aggregate amount of at least $270,000,000 from an acceptable title insurer insuring the liens of those Collateral Documents creating liens on real property or standing Timber to be valid first liens (subject to the rights of Frontier and its successors and assigns in the case of the Timber subject to the Frontier Stumpage Contract) subject to no defects or objections which are reasonably unacceptable to the Agents, together with such direct access reinsurance agreements and endorsements (including without limitation a revolving credit endorsement and variable rate endorsements) as the Agents may require;

                           (vi) evidence of the maintenance of insurance by the Borrower and Guarantors as required hereby or by the Collateral Documents together with mortgagee loss payable and notice of cancellation clauses, in favor of the Administrative Agent and acceptable to the Agents;

                           (vii) financial projections for the Borrower running at least through the Termination Date;

                           (viii) receipt and verification of satisfactory adjustments to the Initial Appraisal reflecting the elimination of any assets otherwise included therein which are Transferred Assets, making adjustments (which shall not be material and may be estimates) for Timber harvested between the date of the Initial Appraisal and the date of the initial Credit Utilization hereunder and providing for any adjustments in prices and pricing assumptions (none of which shall be material) since the date thereof;

                           (ix) copies of the Borrower's current and proposed Timber harvesting plans for the Timberland (including a ten year harvesting plan under so called "Option A" for the Timberland of the Borrower formerly owned by Coastal

                  Forestlands, Ltd.) and a report from an independent consultant acceptable to the Agents attesting to the feasibility of such plans;

                           (x) a report from a consultant acceptable to the Agents reviewing the existence, and the historic and potential damage due to, disease and infestation in the Timberlands and with respect to endangered or threatened species on the Timberlands;

                           (xi) a satisfactory review of the insurance program of the Borrower and the Guarantors;

                           (xii) completion by the Agents of a satisfactory review of the Borrower's and its affiliates' legal and ownership structure and of the Borrower's plans for the management of its Timberlands and of harvesting therefrom;

                           (xiii)   copies of all deeds, contracts and
                  agreements creating Stumpage Rights; and

                           (xiv)    a certificate of an Authorized
                  Representative attesting to the fact that the Agents have received true copies of the Acquisition Agreement, the Management Agreement, all amendments thereto, and all material agreements transferring the Transferred Assets and Transferred Liabilities (copies of all of such to be attached to such Certificate).

                  (b) the liens of the Collateral Documents shall have been duly perfected in the manner required by law so as to be effective against all creditors of and purchasers from the Borrower and Guarantors;

                  (c) the Agents shall be reasonably satisfied with environmental matters;

                  (d) arrangements shall have been made reasonably satisfactory to the Agents for the discharge of all liens on assets of the Borrower and Guarantors which, pursuant to the terms hereof, are not permitted to exist beyond the initial Borrowing hereunder and all Debt which is not permitted hereby to remain outstanding after the initial Borrowing hereunder shall have been paid or its payment duly provided for in a manner acceptable to the Agents;

                  (e) the Agents shall be satisfied that after giving effect to the Restructuring and any harvesting adjustment for Timber harvested through September 30, 1998 the Value of Merchantable Timber shall be in excess of $410,000,000 and that the aggregate Value of Merchantable Timber after giving effect to such harvesting adjustment, together with the value of the Borrower's premerchantable Timber and other real property shall be in excess of $470,000,000;

                  (f) the Restructuring shall have been consummated as contemplated hereby and by the Acquisition Agreement without any change or modification to the Acquisition Agreement or waiver of any conditions set forth therein except for such modifications and waivers as may be approved by the Agents, all Governmental Requirements with respect thereto shall have been satisfied and all requisite consents, approvals and withholdings of objection from Governmental Bodies shall have been obtained (or the period within which the same can be lodged shall have expired, in the case of withholdings of objection);

                  (g) the Management Agreement shall be in full force and effect and shall not have been amended or modified in any respect;

                  (h) the Agents shall have received evidence satisfactory to them that no event has occurred or condition exists which could have a Material Adverse Effect on the Borrower after giving effect to the Restructuring;

                  (i) the Agents shall have received evidence satisfactory to them that the Bridge Loan has been funded and that the proceeds thereof have been advanced to STP II as equity capital, that STP II has received additional equity capital from sources other than borrowed money of not less than $10,000,000 and that not less $65,000,000 of the purchase price for STT II's acquisition of all equity interests in the Borrower has either been satisfactorily deferred or funded through additional equity contributions to STP II.

                  (j) all legal matters incident to the transactions contemplated hereby (including the Restructuring) shall be acceptable to the Lenders and their counsel and the Agents shall have received for the account of the Lenders the favorable written opinion of acceptable counsel in form and substance and subject to such conditions, qualifications and assumptions as shall be reasonably satisfactory to the Agents and their counsel with respect to:

                           (i) the existence and good standing of the Borrower and Guarantors in the jurisdictions of their incorporation or organization and their qualification to do business in each state where Timberland included in the Value of Merchantable Timber is located;

                           (ii) the power and authority of the Borrower and Guarantors to enter into the Loan Documents and to perform and observe their obligations thereunder;

                           (iii) the fact that the execution and delivery of the Loan Documents will not, nor will the observance or performance of any of the matters or things herein or therein provided for, contravene (x) any provision of law or (y) of the charter or bylaws or organizational documents of the Borrower or Guarantors or (z) of any material agreement known to counsel and binding upon the Borrower or Guarantors or affecting a substantial portion of their properties or assets taken as a whole;

                           (iv) the due authorization for and the validity and enforceability (except to the extent affected by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors' rights and remedies generally) of the Loan Documents;

                           (v) the fact no governmental authorization or consent or approval of any other person, firm or corporation or of the stockholders or members of the Borrower or Guarantors is, required with respect to the lawful execution, delivery and performance of the Loan Documents or the Restructuring;

                           (vi) the absence, to the knowledge of counsel, of any material pending or threatened litigation or administrative proceeding which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                           (vii) the fact that the mortgages and deeds of trust creating liens on real property or rights to Timber are adequate under local law for their intended purposes, contain remedial provisions as customarily required by prudent mortgagees in the state in question, will not require the Administrative Agent to qualify to do business in the state in question and will not subject the Agents or the Lenders to taxation in such state; and

                           (viii) such other matters as the Agents or their counsel may reasonably require.

         Section 7.2. Each Credit Obligation. The obligation of the Lenders to make any Loan (including the first Loan) and of the Issuer to issue each Letter of Credit shall be subject to the following conditions precedent:

                  (a) each of the representations and warranties set forth in Section 6 hereof shall be and remain true and correct as of said time, except that the representations and warranties made under Section
         6.2 (except the last sentence thereof) shall be deemed to refer to the most recent financial statements furnished to the Lenders pursuant to
         Section 8.4 hereof;

                  (b) no Potential Default or Event of Default shall have occurred and be continuing;

                  (c) in the case of the issuance of any Letter of Credit, the Issuer shall have received a properly completed Application therefor and, in the case of an extension or increase in the amount of the Letter of Credit, the Issuer shall have received a written request therefor, in a form acceptable to the Issuer, with such Application or written request, in each case to be accompanied by the fees required by this Agreement;

                  (d) such Credit Utilization will not cause the total outstanding Credit Utilizations hereunder to exceed the amount of the Administrative Agent's title insurance on the Timberland (provided that the Administrative Agent may in writing approve lesser coverages as to specific tracts if the aggregate of coverages on all tracts equals or exceeds such amount); and

                  (e) the Administrative Agent shall have received (which may be by facsimile transmission) a Borrowing Certificate in the form annexed hereto as Exhibit G.

SECTION 8.           COVENANTS.

         It is understood and agreed that so long as credit is in use or available under this Agreement or any amount remains unpaid on any Note or any Hedging Liability or Letter of Credit is outstanding except to the extent compliance in any case or cases is waived in writing by the Required Lenders:

         Section 8.1. Maintenance of Property. The Borrower will, and will cause each Subsidiary to, keep and maintain all of its Properties necessary or useful in its business in good condition, and make all necessary renewals, replacements, additions, betterments and improvements thereto, except where the failure to do so could not result in a Material Adverse Effect.

         Section 8.2. Taxes. The Borrower will, and will cause each Subsidiary to, duly pay and discharge all material taxes, rates, assessments, fees and governmental charges upon or against the Borrower or any Subsidiary or against its Properties in each case before the same becomes delinquent and before penalties accrue thereon unless and to the extent that the same is being contested in good faith and by appropriate proceedings.

         Section 8.3. Maintenance of Insurance. The Borrower will, and will cause each Subsidiary to, (i) maintain insurance with insurers recognized as financially sound and reputable by prudent business persons in such forms and amounts and against such risks as is usually carried by companies engaged in similar business and owning similar Properties in the same general areas in which the Borrower or such Subsidiary operates and (ii) comply with the insurance requirements of the Collateral Documents. The Borrower shall provide the Administrative Agent with copies of all insurance policies maintained by it upon the Administrative Agent's request.

         Section 8.4. Financial Reports. The Borrower will, and will cause each Subsidiary to, maintain a system of accounting in accordance with sound accounting practice and will furnish promptly to each of the Lenders and their duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as may be reasonably requested and, without any request, will furnish each Lender:

                  (a) as soon as available, and in any event within 45 days after the close of each quarterly fiscal period of the Borrower a copy of consolidated and consolidating balance sheets, income statements and cash flow statements for the Borrower and its Subsidiaries for such quarterly period and the year to date and for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared by the Borrower and certified by the chief financial officer of the Borrower;

                  (b) as soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of an unqualified audit report for such year and accompanying financial statements, including consolidated balance sheets, change in stockholder or member's equity, statements of income and statements of cash flow for the Borrower and its Subsidiaries showing in comparative form the figures for the previous fiscal year of the Borrower and its Subsidiaries, all in reasonable detail, prepared and certified by Arthur Andersen, LLP or other independent public accountants of nationally recognized standing selected by the Borrower and reasonably satisfactory to the Required Lenders (the "Auditors");

                  (c) as soon as available, and in any event within 45 days after the close of each quarterly fiscal period of the Borrower a certificate of the chief financial officer of the Borrower, setting forth a computation in reasonable detail of compliance with Sections 8.8, 8.9, 8.19, 8.20, 8.21 and 8.23, hereof and computations of the Leverage Ratio as of the last day of such quarterly fiscal period (and, in the case of the last quarterly fiscal period of each year of Excess Cash Flow for the fiscal year then completed (or, in the case of fiscal year 1998, for the period from the date the Restructuring is consummated to December 31, 1998)) and to state that no Potential Default or Event of Default exists hereunder as of the date of such certificate, or if such a Potential Default or Event of Default exists, the nature thereof shall be specified; such certificate to also include a report on sales of land not constituting Timberland;

                  (d) no later than forty-five (45) days after the close of each fiscal quarter of the Borrower, a report prepared by the management of the Borrower as to a discussion and analysis of the Borrower's operations, including harvest activities, market conditions and near term prospects.

                  (e) on or before the fifteenth day of each month a report signed by an Authorized Representative setting forth for the immediately preceding month, (i) the volumes of all Merchantable Timber cut or removed from the Timberlands, (ii) data concerning the Frontier Stumpage Contract including volumes of merchantable logs harvested,
         (iii) the volume of Timber cut or removed by any Person other than Persons authorized by the Borrower or which has been lost, damaged or destroyed by fire, windstorm, condemnation, disease, infestation, act of any Governmental Body or third parties (specifying the species and volume of Timber which has been so destroyed or damaged) and (iv) such other information as the Administrative Agent may reasonably specify from time to time with respect to the management of and activities on the Timberlands;

                  (f) by December 1 of each year, the Borrower shall furnish to the Lenders a report signed by an Authorized Representative showing its timber harvesting plan for the ensuing year;

                  (g) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice of any threatened or pending litigation or governmental proceeding against the Borrower or any Subsidiary which could result in a Material Adverse Effect and of the occurrence of any Potential Default or Event of Default; and

                  (h) by December 1 of each year, financial projections for the Borrower and its Subsidiaries through the Termination Date in such detail and with such supporting data and statements of assumptions as is reasonably acceptable to the Administrative Agent.

         Section 8.5. Inspection. The Borrower shall, and shall cause each Subsidiary to, permit each of the Lenders, by their representatives and agents, to inspect any of its Properties, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and reasonable intervals as either the Administrative Agent or the Required Lenders may request. The Borrower shall pay the reasonable costs and expenses of the Administrative Agent in connection with any audit or inspection of the Borrower's and its Subsidiaries' books and records which occurs while a Potential Default or Event of Default is continuing.

         Section 8.6. Consolidation and Merger. The Borrower will not, and will not permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, except that any Subsidiary may merge into the Borrower or into any other wholly-owned Subsidiary.

         Section 8.7. Transactions with Affiliates. Except as set forth on
Schedule 8.7, the Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including without limitation, the purchase, sale, lease or exchange of any Property, or the rendering of any service, with any Affiliate of the Borrower except pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable than Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

         Section 8.8. Capital Expenditures and Acquisitions. The Borrower will not, and will not permit any Subsidiary to, expend or become obligated for capital expenditures (as defined and classified in accordance with GAAP consistently applied but in any event including the liability of the Borrower and its Subsidiaries in respect of Capitalized Leases, costs of improvements to land and acquisitions of land) or acquire all or any substantial part of the stock, assets or business of any other Person if after giving effect thereto the aggregate amount expended by the Borrower and its Subsidiaries during any fiscal year on account of such capital expenditures and acquisitions would exceed $3,000,000 provided that the Borrower may acquire Timberland out of the proceeds of Equity Offerings if and to the extent permitted by Section 3.4(b)(iv)(ac) hereof or in exchange for equity interests if but only if it has demonstrated to the reasonable satisfaction of the Administrative Agent in each instance that it will be able to remain in compliance with the terms of this Agreement throughout its term after giving effect to the acquisition in question.

         Section 8.9. Restricted Payments. The Borrower shall not during any fiscal year declare or pay any distributions in respect of any membership interest of the Borrower or directly or indirectly purchase, redeem or otherwise acquire or retire any membership interest of the Borrower (collectively, "Restricted Payments"); provided, however, that (a) the Borrower may make Restricted Payments during any fiscal year of up to $1,000,000 if but only if
(i) each such Restricted Payment is made within thirty days after receipt by the Lenders of financial reports pursuant to Section 8.4(b) hereof and (ii) after giving effect to the Restricted Payment no Potential Default or Event of Default has occurred and is continuing and such Restricted Payments shall not exceed the amount necessary to satisfy the income tax liabilities of its members solely with respect to their pro rata share of the Borrower's nonseparately computed income and other separately stated items of income, loss, deduction or credit of the Borrower (all within the meaning of Section 1366 of the Internal Revenue Code of 1986) and any comparable income tax liability imposed on such members by any State or other locality, and (b) so long as no Potential Default or Event of Default shall then exist or result therefrom, the Borrower may make additional Restricted Payments of not more than $4,200,000 per fiscal year each of which shall not exceed the amount of interest which will become due on the Bridge Loan within ten days of the date of the Restricted Payment in question.

        Section 8.10. Liens. The Borrower will not, and will not permit any Subsidiary to, pledge, mortgage or otherwise encumber or subject to or permit to exist upon or be subjected to any lien, charge or security interest of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof), on any of its Properties of any kind or character at any time owned by the Borrower or any Subsidiary, other than:

                  (a) liens, pledges or deposits for worker's compensation, unemployment insurance, old age benefits or social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits made in connection with tenders, contracts or leases to which the Borrower or a Subsidiary is a party or other deposits required to be made in the ordinary course of business, provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor in accordance with GAAP and that the obligation is not for borrowed money, customer advances or trade payables;

                  (b) the pledge of assets for the purpose of securing an appeal or stay or discharge in the course of any legal proceedings, provided that the aggregate amount of liabilities of the Borrower or a Subsidiary so secured by a pledge of property permitted under this subsection (b) including interest and penalties thereon, if any, shall not be in excess of $500,000 at any one time outstanding;

                  (c)      the liens created under the Collateral Documents;

                  (d) liens for property taxes and assessments or governmental charges or levies which are not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

                  (e) liens incidental to the conduct of business or the ownership of properties and assets (including, without limitation, warehousemen's, and attorneys' liens and statutory landlords' liens) or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not more than 30 days overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                  (f) survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary or desirable for the conduct of the activities of the Borrower and its Subsidiaries or which customarily exist on properties of persons engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower and its Subsidiaries;

                  (g) liens discharged (or arrangements for the discharge thereof satisfactory to the Administrative Agent have been made) concurrently with the initial extension of credit hereunder;

                  (h)      liens identified on Schedule 8.10 hereto;

                  (i) liens on hereafter acquired personal Property securing payment of the purchase price thereof or Debt incurred to finance such purchase price provided that the Debt secured thereby is permitted by Section 8.11(f) hereof; and

                  (j) extensions, renewals and replacements of any lien described in Sections 8.10(a) through (f) or (i) above, provided that the principal amount of the Debt secured thereby is not increased and that the lien is not extended to other property.

        Section 8.11. Borrowings and Guaranties. The Borrower will not, and will not permit any Subsidiary to, issue, incur, assume, create or have outstanding any Debt, nor be or remain liable, whether as endorser, surety, guarantor or otherwise, for or in respect of any Debt of any other Person, other than:

                  (a) Debt of the Borrower and Guarantors arising under or pursuant to this Agreement or the other Loan Documents;

                  (b) the liability of the Borrower and its Subsidiaries arising out of the endorsement for deposit or collection of commercial paper received in the ordinary course of business;

                  (c) the guaranty by the Borrower of the Bridge Loan provided that the obligations of the Borrower thereunder are subordinated in right of payment to the prior payment of the Obligations pursuant to written subordination provisions acceptable to the Agents;

                  (d) Debt in the form of payment obligations for Stumpage Rights provided that such payments are scheduled over time such that it is reasonable to assume the same can be repaid from the proceeds of sale of the related Timber;

                  (e)      Debt listed on Schedule 8.11 hereto; and

                  (f) Debt not otherwise permitted hereby aggregating not more than $500,000 at any one time outstanding.

        Section 8.12. Investments, Loans, Advances and Acquisitions. The Borrower will not, and will not permit any Subsidiary to, make or retain any investment (whether through the purchase of stock, obligations or otherwise) in or make any loan or advance to, any other Person, or acquire substantially as an entirety the Property or business of any other Person, other than:

                  (a) loans and advances from any existing Subsidiary to the Borrower, from the Borrower to any existing Subsidiary and from any existing Subsidiary to any existing Subsidiary;

                  (b)      acquisitions permitted by Section 8.8 hereof;

                  (c) investments in certificates of deposit having a maturity of one year or less issued by any Lender or any United States commercial bank having capital and surplus of not less than $250,000,000, and investments in Eurodollar deposits with branches or offices located outside of the United States of any of the Lenders;

                  (d) investments in commercial paper rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group, a division of McGraw Hill Companies maturing within 270 days of the date of issuance thereof;

                  (e) marketable obligations for which the full faith and credit of the United States is pledged for the repayment of principal and interest thereof; provided that such obligations have a final maturity of no more than one year from the date acquired;

                  (f) repurchase, reverse repurchase agreements and security lending agreements collateralized by securities of the type described in subsection (e), provided that the Borrower or Subsidiary, as the case may be, which is a party to such arrangement shall hold (individually or through an Administrative Agent) all securities relating thereto during the entire term of each such arrangement;

                  (g) investments, loans and advances existing on the date hereof and listed on Schedule 8.12;

                  (h) loans and advances to employees of the Borrower or its Subsidiaries for reasonable travel, entertainment and relocation expenses in the ordinary course of business;

                  (i) shares of so-called "money market funds" registered under the Investment Company Act of 1940, as amended, organized and operating in the United States of America, having total net assets of $250,000,000 or more and investing primarily in securities of the character described in Sections 8.12(c), (d) and (e);

                  (j) advances, deposits, down payments and prepayments on account of firm purchase orders made in the ordinary course of business; and

                  (k) investments, loans and advances not otherwise permitted hereby aggregating not more than $500,000 at any one time outstanding.

        Section 8.13. Sale of Property. The Borrower will not and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of all or a material part of their Property or any Timberland or any interest therein to any other Person; provided, however, that if and so long as no Potential Default or Event of Default has occurred and is continuing or would result therefrom the Borrower and its Subsidiaries may make:

                  (a) sales and other dispositions of inventory (including sales of cut timber harvested by the buyer) in the ordinary course of business and whether pursuant to long term contract or otherwise;

                  (b) sales, leases or other dispositions of machinery, equipment and land not constituting Timberland that is obsolete, unusable or not needed for the Borrower's or such Subsidiary's operations in the ordinary course of its business;

                  (c) grazing leases, cabin leases, grants of fishing, hunting and mineral rights, rights of access, easements and rights of way provided in each case that the same do not impair the value of any tract of the Timberland in any material respect or interfere with the efficient harvesting of Timber therefrom;

                  (d) sales of stumpage and cutting rights on market terms and in the ordinary course of business of the type exempted from prepayment by the third parenthetical clause of Section 3.4(b)(ii) hereof; and

                  (e) cash sales of Timberland, provided that (i) the Administrative Agent shall have reduced the Value of Merchantable Timber to account for the sale in question (such adjustment to include an adjustment to the value of the remainder of the Timberland if the Administrative Agent believes that its value will be impaired by the sale of the tract or tracts in question) and shall be satisfied that after giving effect thereto the Timber Coverage Ratio will not be greater than that required by Section 8.23 hereof; (ii) the sale of the tracts in question will not impair access to the remainder of the Timberland or the amount of Timber which may be harvested therefrom over any period; (iii) the Administrative Agent shall have received such information as it may reasonably require to evaluate the sale in question and to make the determinations called for by clauses (i) and
         (ii) above, including opinions of the Acceptable Appraiser if requested and (iv) arrangements shall have been made which are satisfactory to the Administrative Agent for its receipt of any prepayment required by
         Section 3.4(b)(ii) hereof in connection with such sale.

         The Administrative Agent shall at the request and expense of the Borrower release its liens on Property sold in compliance with the foregoing requirements if and so long as no Potential Default or Event of Default has occurred and is continuing.

         For purposes of this Section, "material part" shall mean Property having an aggregate fair market value (as determined in good faith by the Borrower's or Subsidiary's board of directors or managers) in excess of $500,000.

        Section 8.14. ERISA. The Borrower will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed may to result in the imposition of a lien against any of its Property, and will promptly notify the Administrative Agent of (a) the occurrence of any reportable event (as defined in ERISA) for which the notice requirement has not been waived by the PBGC and which is reasonably likely to result in the termination by the PBGC of any Plan,
(b) receipt of any notice from PBGC of its intention to seek termination of any such Plan or appointment of a trustee therefor, and (c) its intention to terminate or withdraw from any Plan, other than a "standard termination" meeting the requirements of Section 4041(b) of ERISA. The Borrower will not, and will not permit any Subsidiary to, terminate any such Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to PBGC resulting from such termination or withdrawal.

         Section 8.15. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Governmental Requirements, including Environmental Laws, except where the failure to do so would not have a Material Adverse Effect.

        Section 8.16. Sale and Leaseback Transactions. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Borrower or such a Subsidiary to lease or rent Property that the Borrower or any Subsidiary has or will sell or otherwise transfer to such Person.

         Section 8.17. Fiscal Year. The Borrower and every Subsidiary thereof shall have a fiscal year ending on December 31.

        Section 8.18. Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary to, maintain its legal existence except for mergers permitted by Section 8.6 hereof. The Borrower will not amend its operating agreement in any manner which may materially and adversely affect the Lenders.

         Section 8.19. Leverage Ratio. As of the last day of each fiscal quarter the Borrower shall have a Leverage Ratio of not more than that specified for such quarter below:




For fiscal quarters ending between              Leverage Ratio shall not exceed

The date hereof through March 31, 2000                       7.25 to 1

April 1, 2000 through March 31, 2001                         6.00 to 1

April 1, 2001 through March 31, 2002                         5.00 to 1

April 1, 2002 and all fiscal quarters ended                  4.50 to 1
thereafter

         The forgoing to the contrary notwithstanding, if any of the proceeds of an Equity Offering are used to acquire or redeem any of the interest of the Demers Group in STP II or to pay for the purchase of Timberland by the Borrower then the Borrower shall thereafter have a Leverage Ratio as of the last day of each fiscal quarter of not more than 4.5 to 1.

Section 8.20.Interest Coverage Ratio. The Borrower shall have an Interest Coverage Ratio as of the last day of each fiscal quarter of not less than that specified for such fiscal quarter below:

For fiscal quarters ending between      Interest Coverage Ratio shall not be less than

The date hereof through March 31, 2000                       1.40 to 1

April 1, 2000 through March 31, 2001                         1.50 to 1

April 1, 2001 through March 31, 2002                         1.75 to 1

April 1, 2002 and all fiscal quarters                        2.00 to 1
ended thereafter

         The forgoing to the contrary notwithstanding, if any of the proceeds of an Equity Offering are used to acquire or redeem any of the interest of the Demers Group in STP II or to pay for the purchase of Timberland by the Borrower then the Borrower shall thereafter have an Interest Coverage Ratio as of the last day of each fiscal quarter of not less than 2.0 to 1.

         Section 8.21. Fixed Charge Coverage Ratio. The Borrower shall have a Fixed Charge Coverage Ratio as of the last day of each fiscal quarter of not less than 1.2 to 1.

        Section 8.22. Interest Rate Protection. Within 30 days from the date hereof, the Borrower shall enter into an interest rate hedging program with a party and on terms reasonably acceptable to the Administrative Agent pursuant to which the Borrower will, at least, be protected against an increase in the LIBOR Rate for three month Interest Period above a rate reasonably acceptable to the Administrative Agent as to a notional principal amount of $100,000,000 through September 30, 2003 (such hedges and any other interest rate hedging approved in writing by the Administrative Agent is herein referred to as the "Hedging Program"). The Borrower will on a regular basis review its interest rate risk and hedging strategy with a view to managing its interest rate risk prudently and economically.

         Section 8.23. Timber Coverage Ratio. The Borrower shall at all times maintain a Timber Coverage Ratio of not greater than that specified below:



                                                     Timber Coverage Ratio shall
From and Including          To and Including         not be greater than

    The date hereof          March 31, 2000                  65%

     April 1, 2000           March 31, 2001                  60%

     April 1, 2001           March 31, 2002                  55%

     April 1, 2002      At all times thereafter              50%

         The forgoing to the contrary notwithstanding, if any of the proceeds of an Equity Offering are used to acquire or redeem any of the interest of the Demers Group in STP II or to pay for the purchase of Timberland by the Borrower then the Borrower shall thereafter have a Timber Coverage Ratio of not more than 50% at all times.

        Section 8.24. Change in the Nature of Business. The Borrower will not, and will not permit any of its Subsidiaries to engage in any business or activity other than the ownership and management of Timberland, the sale of Timber produced therefrom and activities incidental thereto.

         Section 8.25. General Timber Management Obligations. The Borrower will cause the Timberland to be operated in accord with sound silvicultural practices. The Borrower further covenants and agrees:

                  (a) Harvesting Operations. Harvesting of Timber shall be carried out in a manner consistent with applicable Governmental Requirements and with a view to optimizing the commercial return from the Timberlands.

                  (b) Restrictions on Grazing and Use of Fire. The Borrower shall not permit grazing of livestock on the Fee Timberland in such a way as to be materially injurious to forest regeneration, soils or forest growth (it being acknowledged by the Lenders that the rights granted by the Master Grazing Agreement shall not be deemed to have such an effect), or use fire on the Timberland for eradication of noxious growth or for any other reason, provided, however, application of fire in a controlled manner for the benefit of Timber production ("prescribed burning") may be utilized in the management of the Timberlands or the Timber if (a) local fire protection agencies are notified and all fire protection and other applicable Governmental Requirements are followed, (b) appropriate equipment and trained personnel are available and utilized, (c) fire is applied only when weather conditions are favorable, and (d) the prescribed burning area is isolated from other areas by appropriate natural or man-made fire breaks.

                  (c) Salvage. To the extent economically feasible, all trees which are dead, diseased, fallen or otherwise damaged by casualty, shall be salvaged and harvested in accordance with sound silvicultural practices.

                  (d) Fire Protection. All measures shall be taken which are reasonably necessary and economically feasible to protect the Timberland and the Timber from loss by fire, which measures shall be at least equal to fire-control practices generally followed by prudent owners of timber-producing property in the same general area, including the adoption of suitable prevention and control measures, the maintenance of adequate fire-fighting equipment, proper disposal of slash and slabs, and full cooperation with local, state and federal agencies on matters of fire prevention and control. The Borrower shall maintain membership in forest protective associations where any of the Timberland falls within a forest protective district under the jurisdiction of any such association, and shall pay as due any forest patrol assessments of any state forester, or of such forest protective association.

                  (e) Maintenance of Roads. To the extent economically feasible, an adequate system of roads and roadways shall be maintained in such a manner as to permit access of mobile fire-fighting equipment to all parts of the Timberland.

                  (f) Control of Disease and Insects. There shall be maintained at all times in accordance with sound silvicultural practices all reasonable and effective measures to prevent the development of, and to control the spread of, disease and insect infestation on the Timberland and the Timber, including, but not limited to, the shifting of logging operations to remove diseased or insect-infested trees and other trees threatened with disease or insect infestation, and all other accepted forest sanitation and control measures as are necessary to prevent the development and spread of disease and insect infestation.

        Section 8.26. The Frontier Stumpage Contract and Other Stumpage Rights. The Borrower will not amend, modify or terminate the Frontier Stumpage Contract. The Borrower will perform all of its obligations under the Frontier Stumpage Contract and will not waive compliance by Frontier with any of its obligations thereunder. The Borrower shall and shall cause its Subsidiaries to comply with all of their obligations under any deed, contract or agreement creating Stumpage Rights and will not amend, modify or terminate same without the written consent of the Administrative Agent.

        Section 8.27. Future Subsidiaries. If the Borrower acquires or forms any Subsidiary after the date hereof it shall promptly (i) cause such Subsidiary to guaranty the Obligations by joining in this Agreement as a Guarantor in a manner acceptable to the Administrative Agent, (ii) shall grant the Administrative Agent liens on those assets of such Subsidiary embraced within the term "Collateral" and shall cause such liens to be properly perfected in the manner required by law and shall deliver to the Administrative Agent such title insurance policies and searches of public records as the Administrative Agent may reasonably require in order to assure that perfection and priority of such liens and (iii) shall cause such Subsidiary to deliver such other documents (including resolutions and opinions of counsel) as the Administrative Agent may reasonably require to assure the due organization in existence of such Subsidiary, its power and authority to become a Guarantor hereunder and to grant liens on those of its assets embraced within the term "Collateral" and to assure that the documentation providing for such is valid and enforceable. Promptly upon payment in full of the Bridge Loan, the Borrower shall cause STT II to become a Guarantor hereunder and to take the actions specified in clauses (i) and (iii) of the immediately preceding sentence.

        Section 8.28. The Management Agreement and the Acquisition Agreement. The Borrower shall keep the Management Agreement in full force and effect and shall not amend, modify or terminate the same. The Borrower shall not consent to any material amendment of or modification to the Acquisition Agreement and shall diligently and in good faith enforce its rights thereunder.

        Section 8.29. Year 2000 Assessment. The Borrower shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all Subsidiaries) are able to effectively process dates, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a Material Adverse Effect on the business or financial affairs of the Borrower and its Subsidiaries taken on a consolidated basis. At the request of the Administrative Agent, the

Borrower will provide the Administrative Agent with written assurances and substantiations (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to the Administrative Agent as to the capability of the Borrower and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000, without experiencing a Year 2000 Problem causing a Material Adverse Effect.

SECTION 9.           EVENTS OF DEFAULT AND REMEDIES.

         Section 9.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

                  (a) Default in the payment when due (whether by lapse of time, acceleration, requirement for mandatory prepayment under Section 3.4(b) hereof or otherwise) of any principal of any Note, whether at the stated maturity thereof or at any other time provided in this Agreement or default for three Business Days in the payment when due of any interest, fee or other amount payable by the Borrower pursuant to this Agreement or any other Loan Document;

                  (b) Default in the observance or performance of any covenant set forth in Sections 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12,
         8.13, 8.16 or 8.19 through 8.23 or 8.26 or 8.28 hereof, or of any provision of any Collateral Document requiring the maintenance of insurance on the Collateral subject thereto or dealing with the use or remittance of proceeds of such Collateral;

                  (c) Default in the observance or performance of any other covenant, condition, agreement or provision hereof or any of the other Loan Documents and such default shall continue for 30 days after written notice thereof to the Borrower by the Administrative Agent or the Required Lenders;

                  (d) Default shall occur under any Debt in a principal amount exceeding $1,000,000 of the Borrower or any Subsidiary or Guarantor, or under any mortgage, agreement or other similar instrument under which the same may be issued or secured and such default shall continue for a period of time sufficient to permit the acceleration of maturity of any indebtedness evidenced thereby or outstanding or secured thereunder or default in the payment when due of any such Debt exceeding $1,000,000, subject to the lapse of any period of grace;

                  (e) Any representation or warranty made herein or in any Loan Document or in any statement or certificate furnished by it pursuant hereto or thereto, proves untrue or misleading in any material respect as of the date made or deemed made pursuant to the terms hereof;

                  (f) Any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $1,000,000 shall be entered or filed against the Borrower or any Subsidiary or

         Guarantor or against any of their respective Property or assets and remain unstayed and undischarged for a period of 30 days from the date of its entry;

                  (g) Any reportable event (as defined in ERISA) which constitutes grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any such Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Borrower by any Lender; or any such Plan shall be terminated other than in a "standard termination" meeting the requirements of Section 4041(b) of ERISA; or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to administer or terminate any such Plan;

                  (h)      A Change of Control shall occur;

                  (i) The Borrower or any Subsidiary thereof or any Guarantor shall (i) have entered involuntarily against it an order for relief under the Bankruptcy Code of 1978, as amended, (ii) admit in writing its inability to pay, or not pay, its debts generally as they become due or suspend payment of its obligations, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, conservator, liquidator or similar official for it or any substantial part of its Property, (v) file a petition seeking relief or institute any proceeding seeking to have entered against it an order for relief under the Bankruptcy Code of 1978, as amended or any similar statute, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, marshalling of assets, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 9.1(i) hereof; or

                  (j) A custodian, receiver, trustee, conservator, liquidator or similar official shall be appointed for the Borrower, any Subsidiary or any Guarantor or any substantial part of its respective Property, or a proceeding described in Section 9.1(i)(v) shall be instituted against the Borrower or any Subsidiary and such appointment continues undischarged or any such proceeding continues undismissed or unstayed for a period of 30 days.

         Section 9.2. Remedies for Non-Bankruptcy Defaults. When any Event of Default, other than an Event of Default described in subsections (i) and (j) of
Section 9.1 hereof, has occurred and is continuing, the Administrative Agent, if directed by the Required Lenders, shall give notice to the Borrower and take any or all of the following actions: (a) terminate the remaining Commitments hereunder on the date (which may be the date thereof) stated in such notice, (b) declare the principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon the Notes including both principal and interest, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind, and (c) take any action or exercise any remedy under any of the Loan Documents or exercise any other action, right, power or remedy permitted by law. Any Lender may exercise the right of set off with regard to any deposit accounts or other accounts or investments maintained by the Borrower or any Guarantor with any of the Lenders.

         Section 9.3. Remedies for Bankruptcy Defaults. When any Event of Default described in subsections (i) or (j) of Section 9.1 hereof has occurred and is continuing, then the Notes and other Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

         Section 9.4. Collateral for Undrawn Letters of Credit. If and when (x) any Event of Default, other than an Event of Default described in subsections
(i) or (j) of Section 9.1, has occurred and is continuing, the Borrower shall, upon demand of the Issuer, and (y) any Event of Default described in subsections
(i) or (j) of Section 9.1 has occurred, the Borrower shall, without notice or demand from the Issuer, immediately pay to the Issuer the full amount of each Letter of Credit to be held by it as a security for the Obligations, the Borrower agreeing to immediately make each such payment and acknowledging and agreeing the Issuer would not have an adequate remedy at law for failure of the Borrower to honor any such demand and that the Issuer shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws had been made under the Letters of Credit.

SECTION 10.          CHANGE IN CIRCUMSTANCES REGARDING LIBOR PORTIONS.

        Section 10.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note to the contrary, if at any time after the date hereof with respect to LIBOR Portions, any Lender shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful for such Lender to create or continue to maintain any LIBOR Portion or to give effect to its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower and to the Administrative Agent to such effect, and such Lender's obligation to create, continue or convert any such affected LIBOR Portions under this Agreement shall terminate until it is no longer unlawful for such Lender to create or maintain such affected Portion. The Borrower shall prepay the outstanding principal amount of any such affected LIBOR Portion, together with all interest accrued thereon and all other amounts due and payable to the Lenders under Section 10.4 of this Agreement, on the earlier of the last day of the Interest Period applicable thereto and the first day on which it is illegal for such Lender to have such LIBOR Portion outstanding; provided, however, the Borrower may convert the LIBOR Portions into a Base Rate Portion, subject to all of the terms and conditions of this Agreement.

        Section 10.2. Unavailability of Deposits or Inability to Ascertain the Adjusted LIBOR Rate. Notwithstanding any other provision of this Agreement or any Note to the contrary, if prior to the commencement of any Interest Period the Administrative Agent or Required

Lenders shall determine (i) that deposits in the amount of any LIBOR Portion scheduled to be outstanding are not available to it in the relevant market or
(ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate, then the Administrative Agent or Required Lenders shall promptly give telephonic or facsimile notice thereof to the Borrower, the Administrative Agent and the other Lenders (such notice to be confirmed in writing), and the obligation of the Lenders to create, continue or convert any such LIBOR Portion in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by the Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the Adjusted LIBOR Rate. Upon the giving of such notice, the Borrower may elect to either (i) pay or prepay, as the case may be, such affected Portion or (ii) convert the LIBOR Portions into a Base Rate Portion, subject to all terms and conditions of this Agreement.

        Section 10.3. Taxes and Increased Costs. With respect to the LIBOR Portions, if any Lender shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Lender or its lending branch or the LIBOR Portions contemplated by this Agreement (whether or not having the force of law) ("Change in Law") shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, such Lender (other than reserves included in the determination of the Adjusted LIBOR Rate);

                  (ii) subject such Lender, any LIBOR Portion or any Note to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any LIBOR Portion or any Note except such taxes (x) as may be measured by the overall net income of such Lender or its lending branch and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Lender's principal executive office or its lending branch is located, and (y) any U.S. Taxes (as defined in Section 13.19(c) hereof) that are deductible or otherwise directly payable by the Borrower, which shall be governed exclusively by Section
         13.19 hereof;

                  (iii) change the basis of taxation of payments of principal and interest due from the Borrower to such Lender hereunder or under any Note (other than by a change in taxation of the overall net income of such Lender); or

                  (iv) impose on such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, any LIBOR Portion or any Note;

and such Lender shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Lender of making or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received by such Lender, then the Borrower shall pay to such Lender from time to time as specified by such Lender such additional amounts as such Lender shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If any Lender makes such a claim for compensation, it shall provide to the Borrower a certificate setting forth such increased cost or reduced amount as a result of any event mentioned herein specifying such Change in Law, and such certificate shall be conclusive and binding on the Borrower as to the amount thereof except in the case of manifest error. Upon the imposition of any such cost, the Borrower may prepay any affected Loan, subject to the other provisions of this Agreement. If any Lender makes a claim under this Section 10.3 or Section 3.7 hereof it will, at the request of the Borrower assign its Loans and Commitments to another financial institution pursuant to and in accordance with the conditions and requirements of Section 13.16 except that it shall be entitled to compensation under Section 10.4 hereof as though its LIBOR portions had been prepaid rather than assigned.

        Section 10.4. Funding Indemnity. (a) In the event any Lender shall incur any loss, cost, expense or premium (including, without limitation, any loss, cost, expense or premium incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Portion or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

                  (i) any payment or prepayment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period for any reason;

                  (ii) any failure by the Borrower to borrow, continue or convert any LIBOR Portion on the date specified in the notice given pursuant to this Agreement; or

                 (iii)     the occurrence of any Event of Default;

then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense.

         (b)      If any Lender makes a claim for compensation under this
Section 10.4, it shall provide to the Borrower a certificate setting forth the amount of such loss, cost or expense in reasonable detail and such certificate shall be deemed prima facie correct.

        Section 10.5. Lending Branch. Each Lender may, at its option, elect to make, fund or maintain its LIBOR Portions hereunder at the branch or office specified opposite its signature on the signature page hereof or such other of its branches or offices as such Lender may from time to time elect.

        Section 10.6. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Lenders had actually funded and maintained each LIBOR Portion during each Interest Period for such LIBOR Portion through the purchase of deposits in the relevant interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate, for such Interest Period.

        Section 10.7. Lender Replacement. Unless the Required Lenders seek indemnification, payment, or reimbursement under, or invoke the provisions of,
Section 3.8, 10 or Section 13.19(c) hereof, if the Borrower is obligated to pay to any Lender any amount under Section 3.8, 10, or Section 13.19(c), or if a Lender requests that its LIBOR Portions be converted into a Base Rate Portion, the Borrower may, so long as no Potential Default or Event of Default then exists, replace such Lender with a new Lender reasonably acceptable to the Administrative Agent, and such Lender hereby agrees to be so replaced subject to the following:

                  (a) The obligations of the Borrower hereunder to the Lender to be replaced (including such increased or additional costs incurred from the date of notice to the Borrower of such increase or additional costs through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement together with any amount which would be due such Lender under Section
         10.4 hereof in connection with payment of its Loans;

                  (b) The replacement Lender shall be a Lender that is not subject to the increased costs arising under such Sections which may have effectuated the Borrower's election to replace any Lender hereunder;

                  (c) Each such replacement Lender shall execute and deliver to the Administrative Agent such documentation reasonably satisfactory to the Administrative Agent pursuant to which such Lender is to become a party hereto with Commitments equal to those of the Lender being replaced and shall make a Loan or Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loan or Loans of the Lender being replaced;

                  (d) Upon such execution of such documents referred to in clause (c) and repayment of the amounts referred to in clause (a), the replacement Lender shall be a "Lender" with Commitment as specified hereinabove and all rights and obligations of a Lender hereunder and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such replaced Lender;

                  (e) The Administrative Agent shall reasonably cooperate in effectuating the replacement of any Lender hereunder, but at no time shall the Administrative Agent be obligated to initiate any such replacement; and

                  (f) Any Lender replaced hereunder shall be replaced at the Borrower's sole cost and expense and at no cost or expense to the Administrative Agent.

SECTION 11.          THE GUARANTEES.

        Section 11.1. The Guarantees. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to each Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent, the Lenders, the Issuer and each other holder of any of the Borrower's obligations under the Loan Documents, the due and punctual payment of all present and future indebtedness, obligations and liabilities of the Borrower evidenced by or arising out of the Loan Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and the due and punctual payment of all other obligations now or hereafter owed by the Borrower under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by the Borrower punctually to pay any indebtedness guaranteed hereby, each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrower.

        Section 11.2. Guarantee Unconditional. The obligations of each Guarantor as a guarantor under this Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or of any other Guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

                  (b) any modification or amendment of or supplement to this Agreement or any other Loan Document;

                  (c) any change in the existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Borrower, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or of any other Guarantor contained in any Loan Document;

                  (d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Administrative Agent, any Lender or any other Person, whether or not arising in connection herewith;

                  (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower, any other Guarantor or any Collateral;

                  (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower, regardless of what obligations of the Borrower remain unpaid,

                  (g) any invalidity or unenforceability relating to or against the Borrower or any other Guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of or interest on any Note or any other amount payable by it under the Loan Documents; or

                  (h) any other act or omission to act or delay of any kind by any Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantor under this Section 11.

        Section 11.3. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Section 11 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes, the L/C Obligations and all other amounts payable by the Borrower under this Agreement and all other Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or of a Guarantor, or otherwise, each Guarantor's obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

        Section 11.4. Subrogation. No Guarantor will exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until the Notes, the L/C Obligations and all other amounts payable by the Borrower under the Loan Documents shall have been paid in full and after the termination of the Commitments. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (a) the payment in full of the Notes and the L/C Obligations and all other amounts payable by such Guarantor hereunder and (y) the termination of all the Commitments, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent and the Lenders or be credited and applied upon the Borrower's obligations under the Loan Documents, whether matured or unmatured, in accordance with the terms of this Agreement. Notwithstanding any other provision hereof, the right to recovery against each Guarantor under this
Section 11 shall not exceed $1.00 less than the amount which would render such Guarantor's obligations under this Section 11 void or voidable under applicable law, including without limitation fraudulent conveyance law.

        Section 11.5. Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any

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requirement that at any time any action be taken by any Administrative Agent, any Lender or any other Person against the Borrower, another Guarantor or any other Person.

        Section 11.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by any Administrative Agent or any Lender.

SECTION 12.          THE AGENTS.

        Section 12.1. Appointment and Authorization. Each Lender hereby appoints and authorizes each bank named herein as an Agent to take such action as Agent on its behalf and to exercise such powers hereunder and under the Loan Documents as are designated to such Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents in such respective capacities. Any Agent or the Issuer may resign at any time by sending twenty (20) days prior written notice to the Borrower and the Lenders and may be removed by the Required Lenders upon twenty (20) days' prior written notice to the Borrower and the Lenders. In the event of any such resignation or removal the Required Lenders may appoint a replacement Agent or Issuer, subject to the reasonable approval of the Borrower if no Potential Default or Event of Default has occurred and is continuing, which shall succeed to all the rights, powers and duties of the resigning or removed Agent or Issuer hereunder and under the other Loan Documents. Any resigning or removed Agent or Issuer shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an Agent or Issuer hereunder, but no successor Administrative Agent or Issuer shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns or is removed and no successor is appointed, the rights and duties of the Agent shall be automatically assumed by the Required Lenders (i) the Borrower shall be directed to make all payments due each Lender hereunder directly to such Lender and (ii) the Agent's rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

        Section 12.2. Rights as a Lender. The Agents and Issuer have and reserve all of the rights, powers and duties under the Loan Documents as any Lender may have and may exercise the same as though they were not Agents or the Issuer and the terms "Lender" or "Lenders" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Agents and Issuer in their individual capacities as Lenders. Without limiting the generality of the forgoing, each Agent may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower and its Affiliates as though it were not an Agent hereunder and under the other Loan Documents and without notice to or consent of the Lenders.

        Section 12.3. Standard of Care. The Lenders acknowledge that they have received and approved copies of the Loan Documents, the Acquisition Agreement, the Management Agreement and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agents and Issuer make no representations or warranties of any kind or character to the Lenders or each other with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the other Loan Documents or of the liens provided for thereby or of any other documents called for hereby or thereby or of the Collateral. The Agents need not verify the worth, value or existence of the Collateral and may rely exclusively on reports of the Borrower in making computations hereunder. Neither any Agent nor the Issuer nor any director, officer employee, Agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them under the Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Agents shall not be liable for the acts and omissions of each other. Neither the Agents nor the Issuer shall incur liability under or in respect of the Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of the Borrower), unless it has actual knowledge of the untruthfulness of same. Either the Administrative Agent or the Issuer may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agents and the Issuer shall be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel with respect to such matters. The Administrative Agent and the Issuer shall be entitled to assume that no Potential Default or Event of Default exists unless notified to the contrary by a Lender. The Agents and the Issuer shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Lenders. Upon the occurrence of an Event of Default hereunder, the Administrative Agent shall take such action with respect to the enforcement of its liens on the Collateral and the preservation and protection thereof as it shall be directed to take by the Required Lenders but unless and until the Required Lenders have given such direction, the Administrative Agent shall take or refrain from taking such actions as it deems appropriate and in the best of interest of all Lenders. The Agents and the Issuer shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such owner in form satisfactory to the Administrative Agent. Each Lender acknowledges that it has independently and without reliance on the Agents and the Issuer or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Borrower. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrower and Guarantors and the Agents and the Issuer shall have no liability to any Lender with respect thereto. Any subagent for the Administrative Agent or the Issuer shall be entitled to the benefit of the foregoing provisions as though specifically named therein.

        Section 12.4. Costs and Expenses. Each Lender agrees to reimburse the Agents and the Issuer for all out-of-pocket costs and expenses suffered or incurred by such Agents or any security trustee in performing its duties hereunder and under the other Loan Documents or in the exercise of any right or power imposed or conferred upon such Administrative Agent hereby or thereby, to the extent the Agents are not promptly reimbursed for same by the Borrower or out of the Collateral, all such costs and expenses to be borne by the Lenders ratably in accordance with the amounts of their respective Commitments.

        Section 12.5. Indemnity. The Lenders shall ratably indemnify and hold the Agents, the Issuer and their directors, officers, employees, agents or representatives (including as such any security trustee therefor) harmless from and against any liabilities, losses, costs or expenses suffered or incurred by them under the Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower or out of the Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. If the Administrative Agent has remitted any funds to any Lender in reliance upon the assumption that such funds are in the course of being remitted to it by the Borrower or is ever required to return any funds remitted to a Lender then and in any such event such Lender agrees to promptly remit and/or return the funds in question to the Administrative Agent.

SECTION 13.          MISCELLANEOUS.

        Section 13.1. Holidays. If any principal of any of the Notes shall fall due on a Saturday, Sunday or on another day which is a legal holiday for lenders in the States of Illinois, North Carolina or New York, interest at the rates such Notes bear for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

        Section 13.2. No Waiver, Cumulative Remedies. No delay or failure on the part of any Administrative Agent or Lender in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default nor preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Administrative Agent and the Lenders are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

        Section 13.3. Waivers, Modifications and Amendments. Any provision of the Loan Documents (other than documents creating Hedging Liabilities) may be amended, modified, waived or released and any Potential Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Required Lenders; provided, however, that without the consent of each Lender no such amendment, modification or waiver shall increase the amount or decrease the pro rata share or extend the terms of such Lender's Commitments or reduce the interest rate applicable to or extend the scheduled maturity of its Notes or reduce the amount of the fees to which it is entitled hereunder and without the consent of all Lenders no such amendment, modification, release or waiver shall change any provision of this sentence or release all or any substantial (in value) part of the collateral security afforded by the Collateral Documents, except in connection with a sale or other disposition, thereof, or release the Guarantors or amend or waive
Section 8.23 hereof. No amendment, modification or waiver of the Agents' or Issuer's protective provisions shall be effective without the prior written consent of the affected Agent or Issuer, as applicable. The Administrative Agent may, without the consent of any Lender, (i) release its lien on any portion of the Collateral which is being sold or disposed of by the Borrower or owning Guarantor if any prepayment required as a result of such sale is made and (ii) subordinate its lien to easements, possessory rights, cutting rights and permitted sales of stumpage and timber rights and enter into other arrangements concerning its liens which will not in its reasonable judgment materially impair the value thereof.

        Section 13.4. Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agents and Issuer in connection with the negotiation, preparation, execution, delivery, recording and/or filing and/or release of the Loan Documents and the other instruments and documents to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby or in connection with any consents hereunder or thereunder or waivers or amendments hereto or thereto, including the reasonable fees and out-of-pocket expenses of counsel for the Agents and Issuer with respect to all of the foregoing, and all recording, filing, title insurance, subagent's or other fees, costs and taxes incident to perfecting a lien upon the Collateral, and all costs and expenses (including reasonable attorneys' fees), incurred by the Agents, the Issuer, the Lenders or any other holders of a Note in connection with a default or the enforcement of the Loan Documents and the other instruments and documents to be delivered hereunder or thereunder. The Borrower agrees to reimburse the Administrative Agent for the costs of all examinations and audits of the Collateral and all costs of appraisers and consultants. The Borrower agrees to indemnify and save the Lenders, the Agents, the Issuer any subagent and any security trustee for the Lenders harmless from any and all liabilities, losses, costs and expenses incurred by the Lenders or the Agents or the Issuer any security trustee or any subagent in connection with any action, suit or proceeding brought against the Agents or the Issuer, security trustee or any Lender by any Person which arises out of the transactions contemplated or financed hereby or by the other Loan Documents or out of any action or inaction by any Agent, any security trustee or any Lender hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified. The provisions of this Section 13.4 and the other protective provisions of this Agreement hereof shall survive payment of the Notes.

        Section 13.5. Stamp Taxes. Although the Borrower is of the opinion, and has been so advised by its counsel, that no documentary or similar taxes are payable in respect to the Loan Documents, the Borrower agrees that they will pay such taxes, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit to it is then in use or available.

        Section 13.6. Survival of Representations. All representations and warranties made in the Loan Documents or in certificates given pursuant hereto shall survive the execution and delivery of the Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

        Section 13.7. Construction. The parties hereto acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the Loan Documents.

        Section 13.8. Accounting Principles. All computations of compliance with the financial terms hereof shall be made on the basis of GAAP as in effect on the date hereof except to the extent otherwise explicitly herein provided.

         Section 13.9. Headings. Article and Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

       Section 13.10. Severability of Provisions. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in the Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of the Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render the Loan Documents invalid or unenforceable.

         Section 13.11. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

       Section 13.12. Binding Nature, Governing Law, Etc. This Agreement shall be binding upon the Borrower and Guarantors and their successors and assigns, and shall inure to the benefit of the Lenders, the Agents and the Issuer and the benefit of their successors and assigns, including any subsequent holder of an interest of the Notes. This Agreement and the Notes and the rights and duties of the parties hereto shall be construed and determined in accordance with, and shall be governed by the internal laws of the State of Illinois without regard to principles of conflicts of law. This Agreement, together with the other Loan Documents, constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby except for prior understandings related to fees payable to the Agents. The Borrower may not assign its rights hereunder without the written consent of the Lenders.

       Section 13.13. Notices. All communications provided for herein shall be in writing or by telecopy, except as otherwise specifically provided for hereinabove, addressed to the appropriate party at their respective addresses set forth opposite their respective signatures hereto, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this
Section 13.13. Any notice shall be in writing and shall be deemed to have been given or made when served personally or when received if sent by United States mail, and any notice given by telex or telecopy means shall be deemed given when transmitted (receipt confirmed by the sender's transmission equipment); provided that any notice to the Administrative Agent or any Lender under Sections 1 and 2 hereof shall only be effective upon receipt.

       Section 13.14. Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made by such Lender at any time and from time to time to one or more other financial institutions, provided that no such participant shall have any rights under this Agreement or any other Loan Documents (the participant's rights against the Lender granting its participation to be those set forth in the participation agreement between the participant and such Lender). Each such Lender shall be entitled to the benefits of the yield protection provisions hereof to the extent such Lender would have been so entitled had no such participation been sold. In connection with the sale of any such participation, no Lender shall agree with a participant not to grant amendments, modifications or waivers hereunder except for amendments, modifications and waivers of a character which can only be made with consent of such Lender acting alone, or with the consent of all Lenders, pursuant to the terms of Section 13.3 hereof.

       Section 13.15. Concerning the Guarantors. All references to the "Guarantors" herein shall be deemed references to the Guarantors and to each of them, jointly and severally except to the extent that the context explicitly otherwise requires.

       Section 13.16. Assignment Agreements. Each Lender may, from time to time, with the consent of the Borrower, the Issuer and Administrative Agent (which will not in any instance be unreasonably withheld and which consents shall not be required in the case of an assignment to an Affiliate of the assigning Lender), sell or assign to other institutions part of the indebtedness evidenced by the Notes and participation in the Letter of Credit then owned by it pursuant to written agreements executed by the assignor, the assignee and the Borrower, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignor and the portion of the Commitments and credit risk incident to the Letters of Credit of the assignor to be assumed by it (the "Assignment Agreements"), provided that the Borrower, the Issuer and Administrative Agent may in their sole discretion withhold their consent to any assignment by a Lender of less than $5,000,000 of its Commitments, or Loans, further provided that nothing herein contained shall restrict, or be deemed to require any consent as a condition to, or require payment of any fee in connection with, any sale, discount or pledge by any Lender of any Note or other obligation hereunder to a Federal Reserve Bank. The Assignment Agreements shall be in the form annexed hereto as Exhibit F as in such other form as all signatories thereto shall approve. Upon the execution of each Assignment Agreement by the assignor, the assignee and the Borrower and consent thereto by the Administrative Agent and the Issuer, if applicable (i) such assignee shall thereupon become a

"Lender" for all purposes of this Agreement with Commitments in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) the assignor shall have no further liability for funding the portion of its Commitment assumed by such other Lender and (iii) the address for notices to such Lender shall be as specified in the Assignment Agreement, and the Borrower shall execute and deliver Notes to the assignee Lender, all such Notes to constitute "Notes" for all purposes of this Agreement, and there shall be paid to the Administrative Agent, as a condition to such assignment, an administration fee of $3,500 plus any reasonable out-of-pocket costs and expenses incurred by it in effecting such assignment, such fee to be paid by the assignor or the assignee as they may mutually agree, but under no circumstances shall any portion of such fee be payable by or charged to the Borrower.

       Section 13.17. Submission and Waiver of Jury Trial. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS (EASTERN DIVISION) AND OF ANY ILLINOIS STATE COURT SITTING IN CHICAGO FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

       Section 13.18. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

       Section 13.19.    Withholding Taxes.

         (a) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent on or before the date the initial Borrowing is made hereunder or, if later, the date such Lender becomes a Lender hereunder, two duly completed and signed copies of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all amounts to be received by such Lender, including fees, pursuant to this Agreement and the Loans) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to this Agreement and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each such Lender shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrower or Administrative Agent to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to this Agreement or the Loans. Upon the request of the Borrower or Administrative Agent, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower a certificate to the effect that it is such a United States person.

         (b) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower any form or certificate that such Lender is obligated to submit pursuant to subsection (a) of this Section 13.19, or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise become ineffective or inaccurate, such Lender shall promptly notify the Borrower and Administrative Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

         (c) Payment of Additional Amounts. If, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof after the date of this Agreement or, if later, the date a Lender becomes a Lender hereunder, the Borrower is required by law or regulation to make any deduction, withholding or backup withholding of any taxes, levies, imposts, duties, fees, liabilities or similar charges of the United States of America, any possession or territory of the United States of America (including the Commonwealth of Puerto Rico) or any area subject to the jurisdiction of the United States of America ("U.S. Taxes") from any payments to a Lender in respect of Loans then or thereafter outstanding, or other amounts owing hereunder, the amount payable by the Borrower will be increased to the amount which, after deduction from such increased amount of all U.S. Taxes required to be withheld or deducted therefrom, will yield the amount required under this Agreement to be payable with respect thereto; provided that the Borrower shall not be required to pay any additional amount pursuant to this subsection (c) to any Lender that
(i) is not, on the date this Agreement is executed by such Lender or, if later, the date such Lender became a Lender hereunder, either (x) entitled to submit Form 1001 relating to such Lender and entitling it to a complete exemption from withholding on all amounts to be received by such Lender, including fees, pursuant to this Agreement and the Loans or Form 4224 relating to all amounts to be received by such Lender, including fees, pursuant to this Agreement and the Loans or (y) a U.S. person (as such term is defined in Section 7701(a)(30) of the Code), or (ii) has failed to submit any form or certificate that it was required to file pursuant to subsection (a) of this Section 13.19 and entitled to file under applicable law, or (iii) is no longer entitled to submit Form 1001 or Form 4224 as a result of any change in circumstances other than a change in applicable law, regulation or treaty or in any official application or interpretation thereof. Within 30 days after the Borrower's payment of any such U.S. Taxes, the Borrower shall deliver to the Administrative Agent, for the account of the relevant Lender(s), originals or certified copies of official tax receipts evidencing such payment. The obligations of the Borrower under this subsection (c) shall survive the payment in full of the Loans and the termination of the Commitments. If any Lender or the Administrative Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any U.S. Taxes paid by a Borrower and evidenced by such a tax receipt, such Lender or the Administrative Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender or Administrative Agent determines is attributable to such deduction or withholding and which will leave such Lender or Administrative Agent (after such payment) in no better or worse position than it would have been in if such Borrower had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Lender and the Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or the Administrative Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

       Section 13.20. Set-off Sharing. Each Lender agrees with each other Lender a party hereto that in the event such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on or in respect of any Note or other obligation outstanding under the Loan Documents in excess of the amount to which it is entitled under this Agreement, then such Lender shall purchase for cash at face value, but without recource, ratably from each of the other Lenders such amount of the Notes or other Obligations held by each such other Lender (or interest therein) as shall be necessary to cause such payment to be shared in accord with Section 3.6 hereof; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Lender agrees that it will not exercise rights of set off without the consent of the Administrative Agent.

         Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

         Dated as of October 9, 1998.

                                       PIONEER RESOURCES, LLC


                                       By /s/ [illegible]
                                          -------------------------------------
                                          Its
                                             ----------------------------------

         UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

         Accepted and agreed to as of the day and year last above written.

Revolving Credit Commitment:    FIRST UNION NATIONAL BANK
$11,666,666.68                     Individually and as Administrative Agent
                                   and Letter of Credit Issuer

                                By /s/ [illegible]
                                   --------------------------------------------
                                   Its Vice President
                                       ----------------------------------------

Term Credit Commitment:         Address:   One First Union Center
$33,333,333.32                             301 South College Street, DC-5
                                           Charlotte, North Carolina 28288-0737
                                Attention: Scott Santa Cruz

                                Lending Office:

                                [Same As Above
                                Attention:  Operations]

Revolving Credit Commitment:        ABN AMRO BANK N.V., individually and
$11,666,666.67                        as Syndication Agent

                                    By /s/ Wayne Rancourt
                                       ----------------------------------------
                                      Its Vice President
                                         --------------------------------------

                                    By /s/ Judy Chica
                                       ----------------------------------------
                                      Its Group Vice President
                                         --------------------------------------


Term Credit Commitment:             Address:   ABN AMRO Bank N.V.
$33,333,333.33                                 135 South LaSalle Street
                                               Suite 2805
                                               Chicago, Illinois  60674-9135
                                               Attention: Credit Administration
                                    Telephone: (312) 904-8835
                                    Facsimile: (312) 904-8840

                          with a copy to:
                                               One Union Square
                                               600 University Street, Suite 2323
                                               Seattle, Washington  98101
                                    Attention: David McGinnis
                                    Telephone: (206) 587-0342
                                    Facsimile: (206) 682-5641

                                    Lending Office:

                                    [Same As Above
                                    Attention: Operations]

Revolving Credit Commitment:      NATIONSBANK, N.A.
$8,944,444.44                        individually and as Documentation Agent

                                  By  /s/ Joseph L. Corah
                                     -----------------------------------------
                                     Its  Vice President
                                         -------------------------------------

Term Credit Commitment:           Address:   100 North Tryon Street
$25,555,555.56                               NC1-007-08-05
                                             Charlotte, North Carolina  28255
                                  Attention: Joe Corah
                                  Telephone: (704) 386-4197
                                  Facsimile: (704) 386-5694

                                  Lending Office:

                                  One Independent Center
                                  NC1-001-15-03
                                  101 North Tryon Street
                                  Charlotte, North Carolina  28255-0001
                                  Facsimile:  (704) 386-5694

Revolving Credit Commitment:      U. S. BANK NATIONAL ASSOCIATION
$10,500,000.00

                                  By /s/ John R. Sather
                                     ----------------------------------------
                                     Its  Vice President
                                         ------------------------------------

Term Credit Commitment:           Address:   800 Willamette Street, Third Floor
$30,000,000.00                               Eugene, Oregon  97401
                                  Attention: John R. Sather
                                  Telephone: (541) 465-4122
                                  Facsimile: (541) 342-6755

                                  Lending Office:

                                  [Same As Above]

Revolving Credit Commitment:        KEYBANK NATIONAL ASSOCIATION
$6,481,481.48

                                    By /s/ Mary K. Young
                                       ----------------------------------------
                                       Its Commercial Banking Officer
                                           ------------------------------------

Term Credit Commitment:             Address:       700 Fifth Avenue
                                                   WA31-10-4612
$18,518,518.52                                     Seattle, Washington  98104
                                    Attention:     Mary Young
                                    Telephone:     (206) 684-6085
                                    Facsimile:     (206) 684-6035

                                    Lending Office:

                                    [Same As Above]

Revolving Credit Commitment:        THE BANK OF NOVA SCOTIA
$6,481,481.48

                                    By /s/ Daryl K. Hogge
                                       ----------------------------------------
                                       Its Officer
                                           ------------------------------------

Term Credit Commitment:             Address:   888 S.W. Fifth Avenue, Suite 750
$18,518,518.52                                 Portland, Oregon  97204
                                    Attention: Daryl Hogge
                                    Telephone: (503) 222-4169
                                    Facsimile: (503) 222-5502

                                    Lending Office:

                                    [Same As Above]

Revolving Credit Commitment:        UNION BANK OF CALIFORNIA, N.A.
$6,481,481.48

                                    By  /s/ Henry G. Montgomery
                                      ------------------------------------------
                                       Its  Vice President
                                           -------------------------------------

Term Credit Commitment:             Address:   350 California Street, 6th Floor
$18,518,518.52                                 San Francisco, California  94104
                                    Attention: Buddy Montgomery
                                    Telephone: (415) 705-5011
                                    Facsimile: (415) 705-5093

                                    Lending Office:

                                    [Same As Above]

Revolving Credit Commitment:        AMSOUTH BANK
$2,592,592.59

                                    By /s/ Donald M. Sinclair
                                      -----------------------------------------
                                       Its Vice President
                                           ------------------------------------

Term Credit Commitment:             Address:       1900 Fifth Avenue North
$7,407,407.41                                      Birmingham, Alabama  35203
                                    Attention:     Donald M. Sinclair
                                    Telephone:     (205) 801-0349
                                    Facsimile:     (205) 583-4436

                                    Lending Office:

                                    [Same As Above]

Revolving Credit Commitment:        BANQUE NATIONALE DE PARIS
$2,592,592.59

                                    By /s/ David W. Low
                                      -----------------------------------------
                                       Its Vice President
                                           ------------------------------------

Term Credit Commitment:             Address:    180 Montgomery Street, 3rd Floor
$7,407,407.41                                   San Francisco, California  94104
                                    Attention:  David Low
                                    Telephone:  (415) 956-0707
                                    Facsimile:  (415) 296-8954

                                    Lending Office:

                                    [Same As Above]

Revolving Credit Commitment:        FIRST SECURITY BANK, N.A.
$2,592,592.59

                                    By /s/ Mark C. Johnson
                                       ----------------------------------------
                                       Its Senior V.P.
                                           ------------------------------------

Term Credit Commitment:             Address:       4949 Meadows Road
$7,407,407.41                                      Lake Oswego, Oregon  97035
                                    Attention:     Mark C. Johnson
                                    Telephone:     (503) 675-3258
                                    Facsimile:     (503) 675-3209

                                    Lending Office:

                                    [Same As Above]